Exhibit 10.8

[**] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 1.1

DEFINITIONS

Exhibit 1.1
Definitions

1.
Introduction. The terms defined in this Exhibit include the plural as well as the singular and the derivatives of such terms. Unless otherwise expressly stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Services Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision. Article, Section, Subsection and Attachment references refer to articles, sections and subsections of, and attachments to, this Services Agreement, unless specified otherwise. The words “include” and “including” shall not be construed as terms of limitation and introduce a non-exclusive set of examples. The words “day,” “month,” and “year” mean, respectively, calendar day, calendar month and calendar year. As stated in Section 24.11 of this Services Agreement, the word “notice” and “notification” and their derivatives means notice or notification in writing. Other terms used in this Services Agreement are defined in the context in which they are used and have the meanings there indicated.

2.	DEFINITIONS.
“Access and Confidentiality Agreement” has the meaning given in Section 17.4.
“Access Credentials” has the meaning given in Section 15.7.
“Adverse Judgment” has the meaning given in Section 23.5(c)(i).
“Affiliate” means, with respect to a Party, any entity at any time Controlling, Controlled by or under common Control with such Party.
“Applicable Law” means any Federal, State, local or municipal constitution, statute, treaty, rule, regulation or common law and any decree, injunction, judgment, order, formal interpretation or ruling issued by a court, governmental entity, or any other committee or body with the authority to make such decisions, that is pertinent to this Services Agreement and the Services provided under this Services Agreement.
“Association” has the meaning given in Section 20.4.
“Audits and Inspections” has the meaning given in Section 19.1.
“Authorized Space” has the meaning given in Section 7.2.
“Business Associate Agreement” and “BAA” have the meaning given in Section 17.2.
“Cash Collections” means, unless otherwise agreed by the Parties, the amounts adjudicated and posted against individual patient accounts as payments or posted to unapplied cash accounts. Sources of payments typically include payments from third-party Payers and patients. Payments from patients include direct payments, cash collected through third-party collection agencies, legal collections, early out vendors and other contracted third-party service providers before deductions of fees for in-scope revenue cycle facilities. In the event that collections related to specific patient activity are not posted/adjudicated at the patient account level, these payments are also included as part of Cash Collections (e.g., lump-sum underpayment settlements or take-backs). For payers that have periodic interim payments, vouchered remittances will be considered cash.
“Center of Excellence” has the meaning given in Section 13.4.
[**]
“Charges” and “Charges for Services” have the meaning given in Section 11.1.
“Client” has the meaning given in the Preamble of this Services Agreement.
“Client User” has the meaning given in Section 15.3.
“Compliance Program” has the meaning given in Section 18.4(a).
“Confidential Information” has the meaning given in Section 9.3(a).
“Confidentiality and Non-Disclosure Agreement” has the meaning given in Section 17.4.
“Consultants” has the meaning given in Section 9.3(d).
“Control” and its derivatives means: (a) the legal, beneficial, or equitable ownership, directly or indirectly, of (i) at least fifty percent (50%) of the aggregate of all voting equity interest in an entity or (ii) equity interest having the right to at least fifty percent (50%) of the profits of an entity or, in the event of dissolution, to at least fifty percent (50%) of the assets of an entity; (b) the right to appoint, directly or indirectly, a majority of the board of directors of the entity; (c) the right to control, directly or indirectly, the management or direction of the entity by contract or corporate governance document; or (d) in the case of a partnership, the holding by an entity (or one of its Affiliates) of the position of sole general partner.
“Disclosing Party” has the meaning given in Section 9.3(a).
“Disengagement Services” means the termination/expiration assistance and services requested by IMH to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of the Services from R1 to a substitute solution chosen by IMH or its designee(s), as such assistance and services are further described in Section 23.8. and Exhibit 23.8. For clarity, any services or assistance under Exhibit 23.8 that are not Continued Services are Disengagement Services.
“Divestiture Election Notice” has the meaning given in Section 5.2(a).

[**] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

“Effective Date” has the meaning given in the Preamble of this Services Agreement.
“Election Notice” has the meaning given in Section 16.1.
“Escrow Request” has the meaning given in Section 16.3.
“Executive Sponsor” and “Executive Sponsors” have the meaning given in Section 8.2.
“Existing Systems” has the meaning given in Section 6.2.
“Federal Health Care Program” means any plan or program providing health care benefits, whether directly through insurance or otherwise, that is funded directly, in whole or part, by the United States Government (other than the Federal Employees Health Benefits Program), including any State health care program that receives funding from the United States Government.
[**].
“First Party” has the meaning given in Section 18.5.
“Force Majeure Event” has the meaning given in Section 24.7.
“General Solicitation” has the meaning given in Section 24.4.
“Governing Law” has the meaning given in Section 24.16.
“Healthcare Law” means all Applicable Laws relating to healthcare regulatory matters, including (i) 42 U.S.C. § 1320a-7, 7a, and 7b, which are commonly referred to as the “Federal Fraud Statutes,” and any analogous anti-kickback law of any state; (ii) 42 U.S.C. § 1395nn, which is commonly referred to as the “Stark Statute”; (iii) 31 U.S.C. § 3729-3733, which is commonly referred to as the “Federal False Claims Act”; (iv) 42 U.S.C. §§ 1320d through 1320d-8 and 42 C.F.R. §§ 160, 162 and 164, which are commonly referred to as the “Health Insurance Portability and Accountability Act of 1996” or “HIPAA” and Title XIII of the American Recovery and Reinvestment Act of 2009, Pub. L. No. 111-5(2009), commonly referred to as the “HITECH Act”; (v) 18 U.S.C. § 1347 (Health Care Fraud); (vi) any state law regulating the interactions with healthcare professionals and reporting thereof; (vii) the Medicare Act, 42 U.S.C. § 1395 et seq., the Medicaid Act, 42 U.S.C. § 1396 et seq., TRICARE (f/k/a CHAMPUS) and such other government programs and commercial payors; (viii) or any other federal, state or local law that regulates false statements or claims, kickbacks, patient or program charges, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, billing or accreditation.
“HIPAA” has the meaning given in Section 18.3.
“IMH” has the meaning given in the Preamble of this Services Agreement.

[**] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

“IMH Compliance Officer” has the meaning given in Section 18.4(b).
“IMH Controlled Non-Compliance” has the meaning given in Section 19.5.
“IMH Facility” and “IMH Facilities” have the meaning given in Section 3.7.
“IMH Provider” and “IMH Providers” have the meaning given in Section 3.7.
“IMH’s IT Environment” has the meaning given in Section 23.4 .
“In-Scope Agreement” and “In-Scope Agreements” have the meaning given in Section 14.1.
“Incidental IP License” has the meaning given in Section 15.2.
“Insolvent Party” has the meaning given in Section 23.6.
“Intellectual Property” means the Intermountain Healthcare Intellectual Property or the R1 Intellectual Property, as the context requires.
“Interim Service Period” has the meaning given in Section 5.2(a)(i).
“Intermountain Healthcare Executive Sponsor” has the meaning given in Section 8.2.
“Intermountain Healthcare Intellectual Property” has the meaning given in Section 15.1.
“Intermountain Name” has the meaning given in Section 24.18(a).
“Intermountain RCO Data” has the meaning given in Section 15.4.
“Joint Review Board” has the meaning given in Section 8.1.
“Malware” has the meaning given in Section 15.9.
“Malware and Security Agreement” has the meaning given in Section 17.3.
“Material Adverse Effect” means any change, event or effect that, when taken individually or together with all other related adverse changes, events or effects, has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, results of operations or condition, financially or otherwise, taken as a whole, of a Party; provided, however, that a “Material Adverse Effect” shall not include any change or effect: (a) in general economic or business conditions; (b) financial, banking or securities markets of the U.S. in general (including any disruption thereof and any decline in the price of any security or any market index); (c) in national or international political or social conditions, including the engagement by the U.S. in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the U.S. or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S.; (d) affecting generally the industries or markets in which such Party operates; (e) related solely to the announcement or consummation of the matters contemplated by this Services Agreement; (f) resulting from the identity or business plans of such Party or any of its Affiliates; (g) resulting from any act taken by such Party in accordance with this Services Agreement; (h) resulting from changes in applicable Law; or (i) resulting from changes in reimbursement rates, including but not limited to changes in any reimbursement policies or fee schedules by Federal Healthcare Programs.
[**]
[**]
“NDA” has the meaning given in Section 9.1.
“Operations Oversight Council” has the meaning given in Section 8.3.
“Original Effective Date” has the meaning given in the Recitals of this Services Agreement.
“Original Services Agreement” has the meaning given in the Recitals of this Services Agreement.
“Other Party” has the meaning given in Section 11.6.
“Patient Safety Information” has the meaning given in Section 9.3(f).
“Party” has the meaning given in the Preamble of this Services Agreement.
“Parties” has the meaning given in the Preamble of this Services Agreement.
“Paying Party” has the meaning given in Section 11.6.
“Plan” has the meaning given in Section 23.3(d).
“Potential Recipient” has the meaning given in Section 5.1(a).
“Pre-Transition Audit” has the meaning given in Section 19.5.
“Prior BAA” has the meaning given in Section 17.2.
“Privileged Work Product” has the meaning given in Section 18.7.
“Proprietary Interests and Protection Agreement” has the meaning given in Section 17.4.
“Protected Health Information” and “PHI” have the meaning given in Section 17.1.
“R1” and “R1 RCM” have the meaning given in the preamble of this Services Agreement.

[**] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

“R1 Analytics” means R1’s data analytics tool ‘Performance Management Monitoring Tool’ or ‘R1 Analytics’ (formerly known as PMMT) and all functionality supported in the various tabs, forms, extensions and reports associated with this tool, and, as notified in writing by R1 to IMH, all new versions, updates, revisions, improvements and modifications of, and substitutes for, this tool.
“R1 Analytics Data” has the meaning given in Section 15.6.
“R1 Compliance Officer” has the meaning given in Section 18.4(b).
“R1 Contractors” means a third party engaged by R1 to perform a portion of the Services on R1’s behalf. R1 Contractors do not include third party vendors who indirectly support the Services or who provide general operational, administrative, technical or similar services for R1’s business, even though they may support R1’s provision of the Services. An individual (natural person) independent contractor or temporary employee hired by R1 for staff augmentation services is not considered an R1 Contractor for purposes of this Agreement, but will be considered as an employee of R1 for purposes of this Agreement.
“R1 Executive Sponsor” has the meaning given in Section 8.2.
“R1 Incidental IP” has the meaning given in Section 15.2.
“R1 Intellectual Property” has the meaning given in Section 15.1.
“R1 Servers” has the meaning given in Section 15.3.
“R1 Site Lead” has the meaning given in Section 8.4.
“R1 Technology” has the meaning given in Section 6.1.
“Receiving Party” has the meaning given in Section 9.3(a).
“Recovery Environment” has the meaning given in Section 16.1.
“Recovery Environment License” has the meaning given in Section 16.1.
“Reports” has the meaning given in Section 19.2.
“Required Divestiture Election Notice Period” has the meaning given in Section 5.2.
“Restricted Materials” has the meaning given in Section 9.3(d)(iv).
“Rules” has the meaning given in Section 20.4.
“Service Change” has the meaning given in Section 3.8.
“Service Levels” has the meaning given in Section 3.6.

“Services” has the meaning given in Section 3.1.
“Services Agreement” has the meaning given in Section 2.1.
“Similar Services” mean services from a third party service provider that are identical to or substantially the same as any of the Services provided by R1 under this Services Agreement.
“Similar Services List” has the meaning given in Section 14.1.
“Software and Services License” has the meaning given in Section 15.3.
“Standard Operating Procedures” and “SOPs” have the meaning given in Section 9.3(d)(iv).
“Term” has the meaning given in Section 23.1.
“Transition Work Plan” has the meaning given in Section 4.1.
“Uncapped Liabilities” has the meaning given in Section 21.3.
“Workaround Period” has the meaning given in Section 23.5(d).

The following terms are not defined above, but are defined in the Exhibits indicated below:

Defined Term	Exhibit
[**]	[**]
ABN	Exhibit 3.1
Actual Result	Exhibit 11.1-B
Acute Adjusted Admissions	Exhibit 11.1-A
Acute Adjusted Admissions Percentage Change	Exhibit 11.1-A
Advanced Beneficiary Notice	Exhibit 3.1
Agent	Exhibit 17.4
Aggregate Hold Time	Exhibit 3.6
[**]	[**]
[**]	[**]
Balanced Score	Exhibit 11.1-B
Base Fee	Exhibit 11.1-A
[**]	[**]
Baseline Year	Exhibit 11.1-A
Benefit Plan	Exhibit 10.1
[**]	[**]

[**] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Defined Term	Exhibit
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
Book of Business	Exhibit 11.1-B
Capped Score	Exhibit 11.1-B
[**]	[**]
[**]	[**]
Coding Audit	Exhibit 3.6
Commencement Date	Exhibit 10.1
Confidential Information	Exhibit 17.4
Contingent Services	Exhibit 3.6
Continued Services	Exhibit 23.8
Contract Quarter	Exhibit 11.1-A
Contract Year	Exhibit 11.1-A
Cost to Collect Factor	Exhibit 11.1-A
Cost to Collect Numerator	Exhibit 11.1-A
Council	Exhibit 8.3
[**]	[**]
CPT	Exhibit 3.1
CWL	Exhibit 6.1
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
Disengagement Plan	Exhibit 23.8
Disengagement Period	Exhibit 23.8
Employment Effective Date	Exhibit 10.1
EMR	Exhibit 3.1
Equipment	Exhibit 23.8
Facility Group	Exhibit 3.6
Financial Clearance	Exhibit 3.6
First SLA Effective Period	Exhibit 3.6
[**]	[**]
Garfield	Exhibit 3.7-C
Guiding Principles	Exhibit 11.1-B
HCPCS	Exhibit 3.1
IMH Charity Care and Financial Assistance Policies	Exhibit 18.8
IMH Employee	Exhibit 10.1
IMH Facilities Base Fee	Exhibit 3.6
IMH Home Health	Exhibit 11.1-B
IMH Providers Base Fee	Exhibit 3.6

[**] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Defined Term	Exhibit
IMH Support Issue	Exhibit 3.6
[**]	[**]
Incentive Fees	Exhibit 11.1-B
Initial Assessment	Exhibit 11.1-A
Initial Cost to Collect Factor	Exhibit 11.1-A
Inpatient Accuracy Score	Exhibit 3.6
Inpatient Admissions	Exhibit 11.1-A
Inpatient Revenue	Exhibit 11.1-A
In-Scope Employees	Exhibit 11.1-A
In-Scope Percentage	Exhibit 11.1-A
In-Scope Vendors	Exhibit 11.1-A
[**]	[**]
IT Host System Vendor	Exhibit 11.1-A
JRB	Exhibit 8.1-A
KPIs	Exhibit 19.2
Lower Bound	Exhibit 11.1-B
Management Employee	Exhibit 11.1-A
Measurement Period	Exhibit 11.1-B
Measurement Period Score	Exhibit 11.1-B
Measurement Window	Exhibit 3.6
Metric	Exhibit 11.1-B
Metric Reset Percentage	Exhibit 11.1-B-1
Metric Value	Exhibit 11.1-B
Military Leave	Exhibit 10.1
[**]	[**]
New Service Levels	Exhibit 3.6
New SLA Measurement Commencement Date	Exhibit 3.6
Old Metrics	Exhibit 3.6
On-Leave Offer Period	Exhibit 10.1
On-Leave Transition Employee	Exhibit 10.1
Out of Scope Services	Exhibit 3.1
Outpatient DX Score	Exhibit 3.6
Outpatient Procedure Score	Exhibit 3.6
Partially Related Vendors	Exhibit 11.1-A
Patient	Exhibit 3.6
Patient Accounting System	Exhibit 11.1-B
[**]	[**]
[**]	[**]
Payor	Exhibit 11.1-B
[**]	[**]
[**]	[**]
[**]	[**]

[**] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Defined Term	Exhibit
PMMT	Exhibit 6.1
[**]	[**]
Provider	Exhibit 17.4
Provider Group	Exhibit 3.6
Provider Visits	Exhibit 11.1-A
[**]	[**]
PSAT	Exhibit 6.1
Quarterly Base Fee Cash	Exhibit 11.1-A
Remittance Posting Within One Business Day	Exhibit 3.6
Remittance Posting Within Two Business Days	Exhibit 3.6
Revenue Integrity Collected Accounts	Exhibit 19.2
Risk Pool	Exhibit 11.1-B
Scorecard Calculation	Exhibit 11.1-B
Scorecard Review Period	Exhibit 11.1-B
Self-pay Patients	Exhibit 11.1-B
Service Level Credit	Exhibit 3.6
Service Level Default	Exhibit 3.6
Service Level Effective Date	Exhibit 3.6
Service Levels	Exhibit 3.6
[**]	[**]
SLA Initial Measurement Period	Exhibit 3.6
SLA Measurement Commencement Date	Exhibit 3.6
[**]	[**]
Target Level	Exhibit 3.6
Temporary Incentive Fees	Exhibit 11.1-B
[**]	[**]
Total Charges	Exhibit 11.1-B
[**]	[**]
[**]	[**]
[**]	[**]
Total Weighted Value	Exhibit 11.1-B
[**]	[**]
Transition Employee	Exhibit 10.1
Transition Services	Exhibit 4.1
Transitioned Employee	Exhibit 10.1
[**]	[**]
[**]	[**]
Upper Bound	Exhibit 11.1-B
Vendor	Exhibit 17.4
Vendor Service	Exhibit 11.1-A
VP-BEC	Exhibit 18.9
[**]	[**]

[**] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Weighting	Exhibit 11.1-B
Welfare Plans	Exhibit 10.1
Work Order	Exhibit 3.8-1
Work Order Effective Date	Exhibit 3.8-1
Workforce Member	Exhibit 17.4
YBFU	Exhibit 6.1

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 3.1

SERVICES

Exhibit 3.1
Services
The Services described below are being undertaken for the purposes of optimizing the Revenue Cycle Operations process to maximize compliant collections from the amounts billable as a result of operations of IMH. None of the Services described below are being undertaken to manage medical decisions or business operations of IMH, nor are any of the Services intended to increase the volume of operations of IMH.

1.	Services. In accordance with Section 3.1 of the Services Agreement, R1 shall provide the following Services in accordance with IMH policies and procedures.

a.	Functional Areas. The Services shall include the following functional areas:

i.	FRONT END - Provide leadership, management oversight, staffing and technical expertise of and for:

(1)
Scheduling (including inpatient, outpatient, and diagnostics, but excluding surgical) – In accordance with the technical systems, policies, practices, and standards of IMH, obtain required information and all core set of data elements from either the patient or the referring physician practice to enable successful subsequent front end processes. To aid scheduling processes, provide patient in advance with instructions based on the scheduled medical procedure, manage scheduling of physician-order services, manage IMH medical procedure facility schedule as directed, and provide follow up or reminders to patients of scheduled visits.

(2)
On-Site Process of Pre-Registration – As a result of a scheduled service or a last minute add-on to the next day or current day’s schedule, gather as much demographic, clinical, and financial information from the patient or a prior visit as possible to allow (as a minimum) verification of current insurance and potential need for an authorization. If time or situation permits, complete entire registration prior to patient arriving at the hospital.

(3)
Off-Site Process of Pre-Registration – As a result of a scheduled service or a last minute add-on to the next day or current day’s schedule, gather as much demographic, clinical, and financial information from the patient or a prior visit as possible to allow (as a minimum) verification of current insurance and potential need for an authorization. If time or situation permits, complete entire registration prior to patient arriving at the hospital.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 3.1-1

(4)
Registration – Obtain all required patient liability (i.e., outstanding balance), clinical, demographic, and financial information from patients that was not obtained during scheduling or pre-registration when the patient is present for service regardless of status (Emergency Department, outpatient services or inpatient). Obtain information necessary to obtain financial clearance at time of service (to include collection of co-pay, deductible, or co-insurance); this includes documenting data into the system in order to set up an account. This process is highly dependent on IMH’s Patient Accounting system and the physical layout driving patient arrivals at each IMH Facility. Obtain completed IMH non-clinically-related forms, ensure forms have been completed fully and are signed, when required, and if applicable, scan documents into IMH’s document imaging system. Determine non-covered outpatient Medicare services, administer an “Advanced Beneficiary Notice” or (“ABN”) and note in the patient accounting system relevant ABN status for Medicare non-covered outpatient charges. For services that are not covered by the relevant third party payer for patients with insurance, take comparable action.

(5)
Insurance Eligibility Verification – Once a payer is identified, check benefit eligibility and obtain verification from insurance (governmental or commercial) that the patient reported insurance for the applicable service is still in force and will reimburse the provider for the service. Every effort will be made to do this verification prior to services rendered.

(6)
Authorization – Communicate and coordinate with the referring physician practice and patient’s insurance (governmental or commercial) to obtain necessary authorization prior to service to ensure reimbursement and to minimize denials. If additional diagnostic procedures are identified and require an authorization, obtain required payer authorization. Document all payer authorizations in IMH’s patient accounting system.

(7)
Collection of Residual Patient Balances – As part of the patient education and communication process, present the opportunity for patients to pay their estimated residual prior to service as both a convenience and improvement to patient flow at the point of service.

(8)
Self-Pay Financial Counseling and Eligibility of Services (e.g., self-pay conversions) – For those patients that are unaware of what insurance they have, or declare they have no insurance, work diligently and use proprietary tools to gather information from the patient to understand what might be an acceptable source of

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 3.1-2

reimbursement for the hospital (e.g., public aid, COBRA, crime victim, third party liability, etc.).

(9)	Prior Balance Found Insurance – Continue to retroactively identify and pursue possible means for paying for services that were previously provided.

(10)
Admitting – Provide leadership and oversight of all activities involved in point of service operations including greeting patients and collecting financial information required for an accurate and complete registration in accordance with IMH and individual hospital policies and practices.

ii.	MIDDLE - Provide leadership, management oversight, staffing and technical expertise of:

(1)
Chart Analysis and Assembly - Whether electronic or paper based, confirm that processes are followed to ensure medical records are complete in accordance with all applicable local and regulatory policies and practices.

(2)
Coding/Coding Audits –Once a medical record of service is completed, certified coders assign codes to inpatient and outpatient encounters, as appropriate, to create billable charges. In accordance with the respective IMH Compliance and R1 Compliance Program coverage and other requirements set forth in the Agreement, perform coding audits and remediate any identified deficiencies. The IMH Compliance Officer shall have access, upon reasonable request to the R1 Compliance Officer, to all coding audit findings, including any adjusted claims which the R1 Compliance Officer or his/her staff has access to.

(3)
Record Retention/Record Management – Whether electronic or paper based, confirm that processes are in place to meet IMH policies and practices. This includes: overseeing chart completion, capturing medical record documents via scanning post discharge, preparing and indexing the electronic medical record (“EMR”) as necessary, record reconciliation, record filing and retrieval, and generating relevant records for necessary governmental agencies.

(4)
Transcription – Transcribe physician dictation of required reports into paper or electronic reports to become an official part of the medical record. Manage transcription services and vendors, including coordinating work assignments, overseeing dictation quality, and managing internal/external report distribution.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 3.1-3

(5)
Lost Charges/Charge Capture Pre-Bill - Use automated and manual methods to assist IMH to correctly bill gross revenue and to capture all applicable and authorized charges by clinical departments before the bill is sent to the payer / patient.

(6)
Lost Charges/Charge Capture Post-Bill – Analyze claims after the bill has been sent to identify groups of patient accounts that could have missing or incorrect charges, codes, documentation, or other information to identify cases involving undercharging or overcharging, and re-submit these bills to reflect correct charges for reimbursement. Use retrospective automated and manual methods to identify groups of patient accounts that could have missing or incorrect charges, codes, documentation, or other information, and resubmit related bills to the payer / patient.

(7)
Transfer Diagnosis Related Group (DRG) Reconciliation and Follow-Up – Based on current Medicare reimbursement policies and requirements, identify, investigate and appeal claims (specific DRGs) that were paid at a lower level based on subsequent services (e.g., skilled nursing facility, home health, etc.) that did not subsequently occur. Once DRG is identified as appealable, construct appropriate case for DRG validation based on full review of medical record and official coding guidelines, and write appeal letters to the relevant party based on Medicare and applicable payer appeal guidelines. The Operating Oversight Council shall approve all forms of any appeal letters and, as clarified in Exhibit 18.8, in the event that legal counsel representing IMH needs to be engaged in connection with any appeal, the selection of such counsel shall be made by IMH in its sole discretion and at IMH’s sole expense.

(8)
Charge Description Master (CDM) Maintenance and Revenue Integrity - Review IMH’s CDM and analyze the following items with respect to the CDM: revenue codes, Current Procedural Terminology “CPT” codes, Healthcare Common Procedure Coding System “HCPCS” codes, and dosage multipliers. With IMH’s agreement, implement corrections to such codes to improve accuracy and avoid under-charging and/or over-charging for services. Provide regulatory updates related to hospital CDM activity, including the AMA’s CPT coding updates at year end. Provide leadership and oversight regarding compliance issues related to the CDM, linking CDM associates to the appropriate IMH resource. Assist IMH with implementation of updates and corrections to CDM, and provide support during the implementation phase.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 3.1-4

(9)
Strategic Pricing - Develop comprehensive pricing recommendations that balance rational and defensible prices, market positioning, and revenue capture opportunities both in the short-term and long-term. Deploy an iterative data driven process that focuses on selective price adjustments that yield greater net revenue potential for the organization than a standard across-the-board rate increase, Present recommendations to IMH leadership for approval.

(10)
Release of Information – Follow all applicable IMH privacy and security policies and procedures, HIPAA and privacy rules and laws, and other IMH external communication policies in providing copies of medical records or other patient or medical information to authorized person or parties.

iii.	BACK END - Provide leadership, management oversight, staffing and technical expertise of:

(1)
Billing (patient and payer) - Send all required information to the billing editor application or system so that a claim proceeds to the applicable payer. Though the goal is to have no bill editor rejects, R1 will resolve all discrepancies in a timely manner for resubmission of the bill to the applicable payer. Once the insurance balance is resolved, use the applicable patient billing system to send a bill for the residual patient responsibility. Recommend billing edits and bridge routines to improve the number of claims sent to the payer without intervention and/or to reduce denials.

(2)
Cash Posting and Processing - Electronically and manually post cash from both payers’ and patients’ accounts and reconcile outstanding accounts receivable in a timely and accurate manner. Reconcile daily cash at patient account level to the extent reasonably feasible (except IMH will be responsible for general ledger and patient accounting reconciliation). Follow IMH’s cash control policies and procedures. Post payments not processed electronically (e.g., over-the-counter deposits, payroll deductions, returned lockbox items, bank credit/debit adjustments, credit card chargebacks) on the day such items are received or in a longer timeframe determined by IMH to be proper. Identify and reconcile unidentified cash receipts and daily lockbox deposits to payment posting in hospital’s patient accounting system on a daily basis.

(3)
Denial Management (Operational and Clinical) - Attempt to resolve all issues (e.g., registration, coding, billing, preauthorization, etc.) which have caused a partial or full denial. Resubmit the applicable bill to the payer as necessary and make/recommend systemic improvements to reduce or eliminate re-occurrence.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 3.1-5

Implement/recommend process improvements to reduce future denials based on root cause analysis of current denials.

(4)
Underpayment Review/Recovery – Use a contract management system and other tools or vendors to identify claims that were underpaid by a payer (commonly due to a payer mistake or a misinterpretation of or a vague contractual term). Once such claims have been identified, appeal such claims and follow-up until either the claim is paid correctly or the contract is clarified for re-modeling or changed. In the event any such appeals take place, IMH shall have the right, but not the obligation, to hire its own legal counsel or participate in any such appeals, each at its own expense, upon reasonable request to R1. In addition, to the extent any material overpayment issues are identified, such issues should be brought to the attention of both the IMH Compliance Officer and the R1 Compliance Officer in accordance with the policies and procedures of each Party’s respective Compliance Program.

(5)
Patient Billing Customer Service/Patient Financial Services – Provide an inbound call center capability and mail response capabilities for patient inquires, complaints, and possible payment/resolutions via a phone number and address listed on the patient bill. Customer service agent shall handle and resolve a wide range of questions, issues or include disputes. R1 will record all relevant customer service calls and maintain recordings for a period of a least [**] days after the date of call or according to IMH’s Record Retention Policy, whichever is longer, making such recordings available to IMH upon request. Scan and manage all correspondence received by the call center or patient correspondence sent to IMH’s lockbox. This function will also include processing post-service financial assistance applications, Medicaid applications, and other patient liability functions (e.g. bankruptcy, attorney requests, etc.). This call center will receive calls relating to patient balances for the IMH Facilities and IMH Providers.

(6)
Secondary Billing – Identify secondary payers as part of the registration process (preferred) or subsequently from the patient at time of patient billing. Send a secondary payer bill for the patient responsibility portion of such bill after the primary insurance is settled to gain reimbursement from a secondary insurance payer.

(7)
Third Party Collections and Self-Pay Follow-Up (internal and external collection activities) - Manage the collection process in accordance with IMH standards and federal and state policies and practices. Coordinate with third party collectors for debt in default.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 3.1-6

Attempt to resolve all issues (e.g., registration, coding, billing, clinical, etc.) which have caused a partial or full denial. Perform denial and appeal service on third party claims including review of Remittance Advice and/or Explanation of Benefits and determine payment discrepancies between actual payment and expected payment. Subject to the Parties’ agreement on forms of appeal letters and associated policies and procedures as contemplated above, prepare and send appeal letters for accounts that have been denied by the insurance payer, including substantiation by clinically certified staff for clinically related denials (e.g. medical necessity, level of care, etc. As necessary, resubmit all applicable bills to the payer and make/recommend improvements to attempt reduction or elimination of re-occurrence of such events. This service includes all non-zero balances.

(8)
Credits - Research credit balances and reasons for credit balances (e.g., over-contractualization, system processing issues, actual over-payments, etc.), and prepare appropriate account adjustments where no refund is due. R1 will process credit balances for refund payment for IMH's review and approval. Implement processes necessary to comply with state escheatment laws for uncashed refund payments.

(9)
Finance and Managed Care Analytical Support as Appropriate to Support General Operations – Provide payer yield and other accounts receivable and operational data that will assist the managed care team with strengthening their interaction with payers and will allow finance to have better visibility into their reserving processes.

(10)	Bad Debt Management - Manage patient bad debt through internal means and/or third party vendors and maintain documentation to support bad debt logging.

iv.	Other Services - Provide leadership, management oversight, staffing and technical expertise of:

(1)	Payer Audit and RAC Support - Support insurance account audits and Medicare RAC audits by performing account reviews and obtaining required documentation for appeal.

(2)	Revenue Cycle Analytics and Reporting - Provide detailed reports and analytical support to revenue cycle functions through data mining, analysis and report creation.

(3)	Revenue Cycle Technology and Support - Revenue cycle support services including, but not limited to, technology support, training and special projects.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 3.1-7

(4)	Revenue Cycle Training – Conduct training and quality assurance across all revenue cycle processes.

(5)	Vendor Management - Contracting for and management of vendor relationships specializing in revenue cycle sub-functions including areas such as authorization management, coding and debt collection.

b.	Record Keeping.
R1 will supervise the preparation (and with respect to R1 data, the maintenance) of all files and contract records related to the Services provided to IMH including patient accounting, billing, patient records and collection records. The preparation and management of the foregoing files and records will comply with applicable state and federal statutes and with all applicable IMH policies and procedures.

2.	In-Scope Departments. The Services outlined above will be limited to the areas included and characterized by the IMH departments as a part of Schedule 1 below.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 3.1-8

Schedule1:

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 3.1-9

MIDDLE (Exhibit 3.1 1a ii)		
Ref	**Summary Description**	**GL Dept & GL Description**
G	Revenue Integrity	48701 - Revenue Integrity - Altaview
		48702 - Revenue Integrity-American Frk
		48703 - Revenue Integrity - Dixie
		48704 - Revenue Integrity - LDS
		48705 - Revenue Integrity - Logan
		48706 - Revenue Integrity - McKay Dee
		48707 - Revenue Integrity - Primary Ch
		48708 - Revenue Integrity -Utah Valley
		48709 - Revenue Integrity -Valley View
		48710 - Rev Integrity -Intrmtn Med Ctr
		48711 - Revenue Integrity - TOSH
		48712 - Revenue Integrity - Riverton
		48713 - Revenue Integrity - Rurals
H	Transcripiton (gone)	48512 - Transcription Services
I	HIM Operations (Med Rec, ROI, etc)	48513 - Health Information Management
		48201 - Health Info Mgmt - Alta View
		48202 - Health Info Mgmt-American Fork
		48203 - Health Info Mgmt - Bear River
		48204 - Health Info Mgmt - Cassia
		48205 - Health Info Mgmt - Dixie
		48206 - Health Info Mgmt - LDSH
		48207 - Health Info Mgmt - Logan
		48208 - Health Info Mgmt - McKay Dee
		48209 - Health Info Mgmt - Orem
		48210 - Health Info Mgmt - PCMC
		48211 - Health Info Mgmt - Riverton
		48212 - Health Info Mgmt - Utah Valley
		48213 - Health Info Mgmt - Valley View
		48214 - Health Info Mgmt - Intrmtn Med
		48215 - Health Info Mgmt - TOSH
		48216 - Health Info Mgmt-Sevier Sanpet
		48217 - Health Info Mgt-Fillmore Delta
		48218 - Health Info Mgmt - Park City
		48219 - Health Info Mgmt - Heber
J	Coding Services - Coders	48511 - HIM Coding

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 3.1-10

3.	Out of Scope Services.
The services listed below shall be considered “Out of Scope Services” unless agreed to in writing by R1 and IMH. Notwithstanding that the services set forth below are not within the scope of Services, the Parties acknowledge that in the future, any of the services below may be provided by R1 for IMH in accordance with Section 3.8 of the Services Agreement.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 3.1-11

a.	Scheduling: surgical (operating room) and/or services directly scheduled by a clinician.

b.
Clinical Documentation – Ensure continued quality improvement for accurate and complete coding, resulting in increase in revenue and careful compliance with effective documentation. Provide pre-billing audit of DRG change, Physician/ CDS/ Coder Training Program or CDI comprehensive program implementation that includes a DRG Integrity tool and interim CDI roles performed by AH specialist team.

c.
Managed Care Contract Negotiation - Manage relationships and conduct appropriate negotiations with managed care payers to maximize revenue for IMH. Identify gaps in existing contractual agreements by comparing net to gross ratios across commercial payers against relevant benchmarks. Provide insights and recommendations to support payer negotiations using detailed modeling of contract terms.

d.	Medicare Cost Reporting – Assist in identification of costs associated with categories eligible for reimbursement under a Medicare cost report.

e.
Case Coordination/Utilization Review/Case Management – Review patient cases to ensure the proposed level of care is appropriate for the condition of the patient and evaluate necessity and efficiency in the use of medical services and facilities. This includes: ongoing certification and authorizations processing, routing processing of medical necessity, concurrent and retrospective clinical denial process, overseeing incomplete or pending physician order that require additional data, ongoing hiring and training for utilization management, charge defense audit process, management of claims that require utilization management attention for processing, analytical reporting of clinical denials, analysis and implementation of process improvement or systemic improvement intended to reduce clinical denials, and review of accounts for potential zero bill claims.

f.
Social Work/Discharge Planning – Coordinate process in which patient receives assistance in developing a healthcare plan to make sure that the patient receives ongoing healthcare maintenance post discharge. Ensure open communication and comprehensive case management services are offered.

g.	Charge Entry – Entry of charges into patient accounting system for all services rendered. Collaborate with clinical system support teams to support charge entry management.

h.	Patient Outreach – Guide patients around barriers to care including patient enrollment in programs offering transportation, food, housing, child care, etc.

i.	Physician Advisory Services – Provide clinical resource support for concurrent review services, including assistance with compliance with payer policies regarding

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 3.1-12

observation and inpatient vs. outpatient/observation admission classification status, level of care and other payer criteria, and write related clinical appeals. Provide remote case management support.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 3.1-13

Execution Copy

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 3.6

SERVICE LEVELS

Exhibit 3.6
Specific Levels
1.    Definitions.

•	“Base Fee” means the base fee calculated with respect to the IMH Facilities and the IMH Providers under Exhibit 11.1-A.

•
“IMH Facilities Base Fee” means the portion of the Base Fee attributable to the IMH Facilities based on the Cash Collections received by the IMH Facilities during the [**] period that ends one month prior to the commencement of the relevant [**].

•
“IMH Providers Base Fee” means the portion of the Base Fee attributable to the IMH Providers based on the Cash Collections received by the IMH Providers during the [**] period that ends one month prior to the commencement of the relevant [**].

•	“Measurement Window” means the time during, or frequency by, which a Service Level shall be measured. The Measurement Window shall be [**], unless otherwise specified.

•
“New Service Levels” means any additional Service Levels agreed to by the Parties following the Commencement Date. After the Service Level Effective Date for any such New Service Level, each such New Service Level will be referred to herein simply as a “Service Level.”

•
“New SLA Measurement Commencement Date” means, for Service Levels 4 – 5 and for any New Service Levels, the first day of the next calendar [**] following the later of: (a) the Commencement Date and (b) written agreement of the Service Level definition and related Target Level.

•	“Old Metrics” means the performance metrics with respect to the services provided under the Original Services Agreement.

•	“Patient” means an individual who receives medical care from IMH.

•	“Service Level” means each Service Level set forth herein and any New Service Level.

•	“Service Level Default” means R1’s level of performance for a particular Service Level fails to meet the applicable Target Level during the applicable Measurement Window with respect to IMH.

•
“Service Level Effective Date” means: (i) for Service Levels 1 - 3 and 6 - 10, the first day of the next calendar [**] following the [**]-month anniversary of the Commencement Date; and (ii) for Service Levels 4 – 5 and for any New Service Levels, the [**]month anniversary of the New SLA Measurement Commencement Date.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

SMRH:484510755.9	Exhibit 3.6-1

•
“SLA Initial Measurement Period” means the period of time beginning on the SLA Measurement Commencement Date or the New SLA Measurement Commencement Date, as applicable, and ending on the Service Level Effective Date.

•	“SLA Measurement Commencement Date” has the meaning set forth in Section 2.1.

2.    General.

2.1
As of the Commencement Date of Services by R1 for IMH (the “SLA Measurement Commencement Date”), or as otherwise specified in this Exhibit, R1 will perform the Services so as to meet or do better than the Target Levels (as defined below) for the Service Levels; provided, that the Service Levels will not be effective, measured and enforced until the applicable Service Level Effective Date for the Service Levels. For the avoidance of doubt, the Old Metrics shall apply to those services provided under the Original Services Agreement from the Effective Date until the Commencement Date of the corresponding Services, after which such services shall be replaced by Services under this Services Agreement and such Services will be subject to the provisions of this Exhibit regarding Service Levels.

2.2	The IMH Facilities and IMH Providers will be combined for purposes of monitoring, measuring, collecting, recording and reporting Service Levels 1, 4 and 8 - 10.

2.3
With respect to Service Levels 2 – 3 and 5 - 7, all IMH Facilities will be grouped together (the “Facility Group”), on the one hand, and all IMH Providers will be grouped together (the “Provider Group”), on the other hand, for purposes of monitoring, measuring, collecting, recording and reporting such Service Levels. The Facility Group and Provider Group shall be considered separately from each other when calculating any Service Level Credits resulting from a Service Level Default under Service Levels 2 – 3 or 5 - 7.

2.4	IMH will have the right to receive Service Level Credits in accordance with Section 7 below.

2.5
Beginning on the SLA Measurement Commencement Date or the New SLA Measurement Commencement Date, as applicable, R1 shall use reasonable commercial efforts to monitor, measure, collect and record R1’s performance with respect to the Service Levels and report its performance to IMH and shall continue to do so through the Term. R1 shall report to IMH R1’s performance against the Service Levels for each Measurement Window as specified in Section 6 below and as set forth in Section 19.2 of the Services Agreement.

2.6
During the [**] month period following the Service Level Effective Date (each such period, a “First SLA Effective Period”), the target with respect to each Service Level for IMH shall be equal to R1’s average performance regarding such Service Level

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

SMRH:484510755.9	Exhibit 3.6-2

during each [**] month period during the SLA Initial Measurement Period. Service Level Credits may accrue with respect to a Service Level during the First SLA Effective Period (and thereafter) but a Service Level Default with respect to a Service Level that occurs during the First SLA Effective Period cannot count towards the determination of whether IMH has a right to terminate pursuant to Section 23.3(b) of the Services Agreement. Commencing upon the expiration of the First SLA Effective Period for IMH, such target shall cease to be effective for each such Service Level with respect to IMH and the target with respect to such Service Level for IMH shall equal the applicable target set forth in Article 4.

2.7
The Parties acknowledge and agree that, for purposes of this Agreement, the Service Level targets and metrics are intended to reflect rational and reasonable standards of performance in line with upper performance of industry standards. Following the Effective Date, the Parties shall work together in good faith during the [**] days following the Commencement Date to define the metrics (in Article 3) and the targets (in Article 4) with respect to Service Levels 4 and 5.

2.8	IMH will have the right to have reports and reporting from R1 audited and verified by IMH’s designees. R1 will fully cooperate with any such audits or verifications.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

SMRH:484510755.9	Exhibit 3.6-3

3.    Service Level Criteria. R1 will measure R1’s performance against the following Service Levels and accurately report such results to IMH.

3.1
Service Level 1 - Customer Service Mean Speed to Answer (Mean wait time, in seconds, to answer calls at R1’s Customer Service Centers). This Service Level shall mean for a given Measurement Window, (a) the Aggregate Hold Time, divided by (b) the number of calls to R1’s Customer Service Center for which the caller requested to speak with a R1 representative during the Measurement Window. For purposes of calculating this Service Level, “Aggregate Hold Time” means the aggregated total amount of time during the Measurement Window that all callers to R1’s Customer Service Center (excluding “hang-ups”) remained on hold or in the interactive voice response unit after such callers requested to speak with a R1 representative with respect to R1’s Customer Service Center.

3.2
Service Level 2 - Percentage of scheduled Patients who have 100% Financial Clearance Completion. This Service Level shall mean for a given Measurement Window for IMH (a) the number of Patients (both inpatient and outpatient) who had an appointment at an IMH Facility or IMH Provider, as applicable and which appointment (1) was scheduled 48 hours or more prior to such Patient’s appointment, and (2) occurs during such Measurement Window and who had 100% Financial Clearance, divided by (b) the number of Patients, both inpatient and outpatient, who had an appointment and which appointment (1) was scheduled 48 hours or more prior to such Patient’s appointment and (2) occurs during such Measurement Window, expressed as a percentage. “Financial Clearance” shall mean that (i) the Patient’s eligibility has been identified and (ii) the requisite insurance authorization has been obtained.

3.3
Service Level 3 - Percentage of inpatients who presented as uninsured, were admitted, and were screened for a third party paying solution. This Service Level shall mean for a given Measurement Window (a) the number of Patients, who (1) were admitted as inpatients, (2) had their stay at an IMH Facility commence during such Measurement Window, (3) presented themselves as uninsured at or prior to the time of registering/checking-in, and (4) were screened for a third party paying solution, divided by (b) the number of inpatients who (1) had their stay at an IMH Facility commence during such Measurement Window, and (2) presented themselves as uninsured. If a change in IMH policy impedes or alters the ability of R1 to perform the applicable Services, the Parties shall meet to change this Service Level measurement and/or Target Level as applicable.

3.4	Service Level 4 - Associate Engagement. The Parties will mutually agree on a metric definition within [**] of the Commencement Date and will add that definition to this Section 3.4.

3.5
Service Level 5 - Patient Satisfaction survey. The Parties will mutually agree on a metric definition within [**] of the Commencement Date and will add that definition to this Section 3.5. IMH and R1 will develop an appropriate survey mechanism

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

SMRH:484510755.9	Exhibit 3.6-4

working with IMH’s current provider, or such other provider as may be mutually acceptable. The survey will be designed to capture feedback and insight regarding patient experience with a focus on billing accuracy and customer service.

3.6
Service Level 6 – Credit AR Days. This Service Level shall mean for a given Measurement Window for IMH (a) the negative balance accounts receivable as of the last day of the Measurement Window, divided by (b) the average daily gross patient service revenue (GPSR) for such Measurement Window. Average daily GPSR is calculated by dividing the total GPSR for the applicable Measurement Window by the number of calendar days during such Measurement Window. The source data for measurement will be the Revenue Cycle Analytics Report.

3.7	Service Level 7 – Coding Quality. This Service Level shall mean, for any Measurement Window, the weighted average of each of [**].
“Coding Audit” shall mean R1’s [**] sample based internal audit of the accuracy of the billing coding performed by R1 employees, which audit shall not (for the avoidance of doubt) including billing coding performed by any third party coding services provider (whether engaged by R1 or IMH). Cases coded by a Transitioned Employee shall be subject to the Coding Audits only after such Transitioned Employee has been employed by R1 for one full [**]. Each R1 coder shall be audited at least [**]. In conducting the Coding Audits, R1 shall use only personnel holding the following credentials: auditors of inpatient coding records must have at least [**] years of hospital inpatient coding experience and auditors of outpatient coding records must have at least [**] years of hospital outpatient coding experience. Additionally, each coding auditor must have any one or more of the following coding credentials: (i) RHIA, (ii) RHIT, (iii) CCS or (iv) CPC.

3.8
Service Level 8 – Remittance Posting. This Service Level shall mean, for any Measurement Window, each of (i) Remittance Posting Within One Business Day and (ii) Remittance Posting Within Two Business Days.

“Remittance Posting Within One Business Day” means, for any Measurement Window, the result (expressed as a percentage) of (a) the number of remittances (excluding zero dollar remittances) received by IMH during such Measurement Window that are reconciled and posted either to a Patient account or an Unapplied Cash Account within one (1) business day, divided by (b) the total number of remittances (excluding zero dollar remittances) received by IMH during such Measurement Window.
“Remittance Posting Within Two Business Days” means, for any Measurement Window, the result (expressed as a percentage) of (a) the number of remittances (excluding zero dollar remittances) received by IMH during such Measurement Window that are reconciled and posted either to a Patient account or an Unapplied Cash Account within two (2) business days, divided by (b) the total number of

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

SMRH:484510755.9	Exhibit 3.6-5

remittances (excluding zero dollar remittances) received by IMH during such Measurement Window.
For purposes of calculating this Service Level, “Unapplied Cash Account” shall mean the general ledger accounts used to post unidentified payments.

3.9
Service Level 9 – Pre-Registration Mean Speed to Answer (Mean wait time, in seconds, to answer pre-registration calls at departments managed by R1 that are managing incoming calls). This Service Level shall mean for a given Measurement Window for IMH, (a) the Aggregate Hold Time, divided by (b) the number of calls to the pre-registration department managed by R1 with respect to IMH for which the caller requested to pre- register for service with a R1 representative during the Measurement Window. For purposes of calculating this Service Level, “Aggregate Hold Time” means the aggregated total amount of time during the Measurement Window that all callers to the pre-registration department managed by R1 with respect to IMH (excluding “hang-ups”) remained on hold or in the interactive voice response unit after such callers requested to speak with a R1 representative with respect to the pre-registration department managed by R1 with respect to IMH.

3.10
Service Level 10 – Customer Service Abandonment Rate. This Service Level shall mean for a given Measurement Window for IMH, (A) the number of calls to R1’s Customer Service Center with respect to IMH entering the queue that are abandoned, divided by (B) the total number of inbound calls.

4.    Target Levels.
The target level for each of the Service Level (“Target Level”) will be set as follows:

4.1	Service Level 1 – Less than or equal to [**].

4.2	Service Level 2 –

a.	IMH Facilities: Greater than or equal to [**].

b.	IMH Providers: Greater than or equal to [To Be Determined].

4.3	Service Level 3 – Greater than or equal to [**].

a.	IMH Facilities: Greater than or equal to [**].

b.	IMH Providers: N/A

4.4	Service Level 4 – The Parties will mutually agree on a service level within [**] of the Commencement Date.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

SMRH:484510755.9	Exhibit 3.6-6

4.5	Service Level 5 –

a.	IMH Facilities: The Parties will mutually agree on a service level within [**] of the Commencement Date.

b.	IMH Providers: The Parties will mutually agree on a service level within [**] of the Commencement Date.

4.6	Service Level 6 –

a.	IMH Facilities: Less than or equal to [**].

b.	IMH Providers: Less than or equal to [**].

4.7	Service Level 7 –

a.	IMH Facilities: [**].

b.	IMH Providers: [**].

4.8
Service Level 8 – (i) for Remittance Posting Within One Business Day, greater than or equal to [**]; and (ii) for Remittance Posting Within Two Business Days, greater than or equal to [**]. For the avoidance of doubt, R1 must meet (i) and (ii) to achieve the Target Level for this Service Level.

4.9	Service Level 9 – Less than or equal to [**] seconds.

4.10	Service Level 10 – Less than or equal to [**].

5.    Changes to Existing Service Levels.
The number of Service Levels will not exceed [**] unless agreed otherwise by the Parties. An opportunity to reset or adjust the Target Levels for each of the Service Levels will occur every [**] years beginning on [**] during the Term. In the [**] months prior to the applicable opportunity to reset or adjust the Target Levels, R1 and IMH will meet to discuss whether to reset or adjust any Target Levels.
Any reset or adjustment to any Service Level or Target Level resulting from this Section 5 must be mutually agreed in writing in order to be effective, shall apply prospectively only, and shall not be applied to any period of time preceding the written agreement of the Parties with respect to such reset or adjustment.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

SMRH:484510755.9	Exhibit 3.6-7

6.    Measurement and Reporting.

6.1
R1’s performance against the Service Levels and Target Levels will be measured for each Measurement Window as of the Service Level Effective Date (or, if later, the date R1 assumes responsibility for the applicable Services in accordance with the Transition Plan).

6.2
R1 will implement automated or other measurement and monitoring tools and procedures reasonably acceptable to IMH to measure R1’s performance against the Service Levels and Target Levels in a manner and at a level of detail approved by IMH. R1 will provide IMH with access to up-to-date problem management data and other data reasonably requested by IMH regarding the status of failures and/or user inquiries. Unless mutually agreed upon by R1 and IMH, the measurement of R1’s performance for a Measurement Window will be completed no later than [**] after the completion of such Measurement Window.

6.3
If R1 fails to measure its performance with respect to a Service Level and its Target Level so that it is not possible to confirm whether the level of performance specified for the Service Level has been achieved for a given Measurement Window, then, unless such failure to measure was previously excused in writing by IMH, such failure will be deemed a Service Level Default for the applicable Measurement Window.

6.4
R1 shall provide to IMH, as part of R1’s [**] performance reports, a set of hard- and soft-copy reports to verify R1’s performance and compliance with the Service Levels and Target Levels where data is available [**].

6.5
R1 shall provide detailed supporting information for each report to IMH in machine-readable form suitable for use on a personal computer running the Windows operating system version used by IMH for this purpose. The data and detailed supporting information shall be IMH Confidential Information, and IMH may access such information online, where technically feasible and permissible under R1’s applicable third party agreements, at any time.

7.    Service Level Credits.

7.1
If R1 fails to meet any Service Level and its Target Level, then R1 shall pay or credit IMH for the amounts described below (each, a “Service Level Credit”). Except as otherwise provided in Section 23.3(b) of the Services Agreement, R1’s payment to IMH of Service Level Credits are the exclusive remedy for any Service Level Default, but not for any other default or breach of this Services Agreement or any of its Exhibits (including, without limitation, the other provisions of this Exhibit, e.g., Section 8). For example, to the extent IMH has a claim for breach of the Services Agreement by R1, this Exhibit does not preclude IMH from receiving remedies, nor shall it limit remedies, for such breach simply because the breach also resulted in a

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

SMRH:484510755.9	Exhibit 3.6-8

Service Level Default and Service Level Credit. This exclusive remedy shall not prevent IMH from terminating this Services Agreement for Service Level Defaults as described in Section 23.3(b) of the Services Agreement. Service Level Credits will be deemed to be reductions in the charges reflecting the impact on the Services as a result of the Service Level Default, and not as a penalty. The Service Level Credits will be applied by R1 against any Charges or other amounts owed to R1 in the next practicable invoice following determination of the Service Level Credit. In the event that there are any unapplied Credits at the termination of the Services Agreement, then R1 will pay IMH an amount equal to the unapplied Credits.

7.2
If R1’s performance relative to any one of the Service Levels does not achieve the Target Level during a particular Measurement Window, such failure shall be deemed a Service Level Default, and R1 will perform the problem analysis described in Section 8. R1 will also propose a corrective action plan to improve R1’s performance in the upcoming Measurement Window, subject to IMH’s approval.

7.3
If R1’s performance for a Service Level does not achieve the Target Level in a Measurement Window, resulting in a Service Level Default for such Service Level, R1 shall apply a Service Level Credit on the next practicable invoice following determination of the Service Level Credit, equal to the product of (i) [**], divided by the number of Service Levels that have commenced their respective Service Level Effective Date and for which this Exhibit contains both a metric (in Section 3) and a Target Level (in Section 4), multiplied by (ii) [**] for such Measurement Window. Any Service Level credit resulting from a Service Level Default of Service Levels 2, 3, 5, 6 or 7 shall apply only to the IMH Facilities Base Fee or the IMH Providers Base Fee, as applicable, except to the extent that there are Service Level Defaults with respect to both the IMH Facilities and the IMH Providers for such Service Level.

7.4
If more than one Service Level has experienced a Service Level Default for a Measurement Window with respect to IMH, R1 will apply the sum of the Service Level Credit amounts for each of the Service Levels with respect to IMH that had Service Level Defaults during such Measurement Window. There shall be up [**] at risk with respect to such Measurement Window (and R1 shall in no event be liable for Service Level Credits in excess of such at risk amount).

7.5
In the event that IMH provides to R1 notice of its election to terminate less than all of the Services pursuant to Section 23.3(b) of the Agreement (such notice will be the first day of [**] day notice period), and R1 reasonably believes that either (a) it can remedy the issues giving rise to the applicable Service Level Default(s) within [**] notice period, or (b) as a result of the termination of such Services (i.e., the Services designated by IMH for termination), it would be impossible for R1 to provide any one or more other Services not subject to the termination right (“Contingent Services”), R1 may, within [**] days of receiving such notice, either (i) notify IMH of its intent to remedy such Service Level Defaults and provide to

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

SMRH:484510755.9	Exhibit 3.6-9

IMH its proposal to remedy such issues and avoid termination of the designated Services in the case of Subsection 7.5(a), or (ii) notify IMH of the Contingent Services that must also be terminated if such Services are terminated and that R1 will cease to provide if IMH terminates the Services designated by IMH for termination in the case of Subsection 7.5(b). If at the end of the notice period IMH and R1 have not agreed in writing to an alternative arrangement to avoid termination of such Services, the designated Services shall be terminated, and in the case of Subsection 7.5(b), the Contingent Services shall also be terminated. IMH will be entitled to Disengagement Services with respect to any terminated Services in accordance with Section 23.8 of the Services Agreement.

8.    Problem Analysis and Correction.
R1 shall promptly investigate and correct each failure to meet a Service Level, by (i) promptly investigating and reporting on the causes of the problem; (ii) providing a root cause analysis of such failure as soon as practicable after such failure or at IMH’s request; (iii) correcting the problem as soon as practicable or coordinate the correction of the problem if R1 does not have responsibility for the cause of the problem; (iv) advising IMH of the status of remedial efforts being undertaken with respect to such problem; (v) demonstrating that the causes of such problem have been or will be corrected on a prospective basis; and (vi) taking corrective actions to prevent any recurrence of such problem. R1 shall complete the root cause analysis as quickly as possible, but in all events within [**]days, and shall notify IMH prior to the end of the initial [**] day period as to the status of the root cause analysis and the estimated completion and correction date. The Parties shall report on Service Level Defaults at each meeting of the JRB, including any disputes regarding problem analysis and correction steps, and without limiting any obligations of the Parties to implement any other decision of the JRB, each Party shall promptly implement or facilitate implementation of any resolutions determined by the JRB. This Section 8 does not negate or limit any other rights or remedies of IMH.

9.    Windfall Situations.
If any of the events described in Section 6 of Exhibit 11.1-A occur, and such event significantly affects the Service Level measurement, R1’s performance under any Service Level (including the amount of resources required to maintain such performance) or R1’s ability to measure its performance with respect to any of the Service Levels, then either Party shall have the right to request that the other Party consider a fair and appropriate adjustment to the affected Service Levels and/or Target Levels. Upon such a request, the Parties will, in good faith, discuss the impact of such event on (i) IMH and its operations and patients, (ii) R1’s performance under each such Service Level, (iii) the amount of resources required to maintain performance at or better than the applicable Target Levels and (iv) R1’s ability to measure such Service Levels, with the outcome to equitably reflect the impact of such considerations.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

SMRH:484510755.9	Exhibit 3.6-10

In the event that IMH’s IT Environment experiences any outage or other support issue not attributable to R1 that materially affects R1’s ability to meet any Service Levels, as applicable (“IMH Support Issue”), IMH shall promptly work to resolve the IMH Support Issue. R1 will cooperate with IMH and provide data and assistance as reasonably needed by IMH in order resolve the IMH Support Issue. Until such time that the IMH Support Issue is resolved or a reasonable work around is implemented that eliminates the adverse effect of the IMH Support Issue on IMH and R1, the impacted Service Levels, as applicable, will be calculated as if failure to meet such Service Level, did not occur due to the IMH Support Issue.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

SMRH:484510755.9	Exhibit 3.6-11

Execution Copy

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBITS 3.7-A, 3.7-B and 3.7-C

Exhibit 3.7-A
IMH Facility List
IMH Facility List

o	IMH Facilities

▪	Alta View Hospital

▪	American Fork Hospital

▪	Intermountain Medical Center

▪	Orem Community Hospital

▪	Riverton Hospital

▪	TOSH - The Orthopedic Specialty Hospital

▪	Utah Valley Hospital

▪	Bear River Valley Hospital

▪	Cassia Regional Hospital

▪	Logan Regional Hospital

▪	McKay-Dee Hospital

▪	Delta Community Hospital

▪	Dixie Regional Medical Center

▪	Fillmore Community Hospital

▪	Sanpete Valley Hospital

▪	Sevier Valley Hospital

▪	Cedar City Hospital

▪	Heber Valley Hospital

▪	Park City Hospital

▪	LDS Hospital

▪	Primary Children’s Hospital

Exhibit 3.7-A-1

▪	McKay-Dee Surgical Center
Note: McKay-Dee Surgical Center is co-owned by IMH with others and will be considered an IMH Facility for purposes of this Agreement.

▪	Intermountain Rehab Agency

▪	Avenues Surgical Center

▪	Layton Hospital (New opening 2018)

Exhibit 3.7-A-2

Exhibit 3.7-B
IMH Provider List

o	IMH Providers

▪	Intermountain Medical Group

▪	Intermountain Home Health

▪	Intermountain Hospice

▪	Intermountain Home Medical Equipment

▪	Intermountain IV Therapy

Exhibit 3.7-B-1

Exhibit 3.7-C
Facilities Managed, but not Owned, by IMH
Garfield Memorial Hospital.  Garfield Memorial Hospital (“Garfield”) may be added by IMH to Exhibit 3.7-A after the date hereof as one of the IMH Facilities although it is not owned by IMH.  If added, Garfield will be treated as an IMH Facility under this Agreement and any provisions in this Agreement applicable to an IMH Facility will apply mutatis mutandis to Garfield even though it is not owned by IMH, and the Parties will adjust the provisions of this Agreement and the related Services as necessary to account for this situation.  If Garfield is subsequently added to Exhibit 3.7-A, then IMH must obtain the legal right and authority to add Garfield to Exhibit 3.7-A and will be responsible for obtaining from Garfield all contractual obligations of Garfield that may reasonably be needed for purposes of this Agreement (including, without limitation, confidentiality obligations consistent with this Agreement).

Exhibit 3.7-C-1

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 3.8-1

FORM OF WORK ORDER

Exhibit 3.8-1
Form of Work Order
WORK ORDER NO. __ TO AMENDED AND RESTATED SERVICES AGREEMENT
This Work Order No. __ to the Amended and Restated Services Agreement (this “Work Order”) is entered into effective as of __________ (the “Work Order Effective Date”) by and between IHC Health Services, Inc. (“Client”) and R1 RCM Inc. (“R1”, and together with Client, the “Parties”).
WHEREAS, Client and R1 are parties to that certain Amended and Restated Services Agreement entered into effective January 23, 2018 (the “Agreement”); and
WHEREAS, in accordance with Section 3.8 of the Agreement, the Parties desire to enter into this Work Order to add the services set forth herein as “New Services” to the scope of the Agreement.
NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Local Parties hereby agree as follows:

1.	Definitions. Capitalized terms used in this Work Order but not defined herein shall have the meanings given in the Agreement.

2.	Term of Work Order.
The Term of this Work Order shall commence on the Work Order Effective Date and continue until the Agreement expires or is otherwise terminated. [Or if a different term, then change this to reflect the different term.] These New Services will be included in the Disengagement Services.

3.	New Services.
R1 will perform the following New Services as part of the Services under the Agreement.

4.	Certain Client Responsibilities.
[TO COME].

5.	Pricing.
In accordance with Section 3.8 of the Agreement, Client shall pay R1 the following fees, if applicable:

6.	Recitals and Counterparts.
The recitals set forth above are incorporated herein by reference and made a part of this Work Order. This Work Order may be executed in several counterparts, all of which taken together will constitute one single agreement between the Parties.

[Remainder of Page Intentionally Blank]

Exhibit 3.8-1-1

IN WITNESS WHEREOF, the Parties have caused this Work Order to be executed by their authorized representatives.

IHC HEALTH SERVICES, INC. By: Name: Title: Date:	R1 RCM INC. By: Name: Title: Date:

Exhibit 3.8-1-2

Execution Copy

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 4.1

TRANSITION OF SERVICES

Exhibit 4.1
Transition of Services
The initial Transition Work Plan will include and comply with the following:

1.
Generally: R1 will perform transition and implementation services as agreed in the Transition Work Plan (collectively, “Transition Services”). Transition Services will be Services under this Services Agreement. The Parties will work collaboratively to assure the successful completion of the Transition Services and implementation of the Services for IMH at [**].

2.
Governance: The transition team will periodically meet at regular intervals with the operations team to coordinate the Transition Services. The Parties will cooperate and collaborate as needed to monitor, test and participate in the Transition Services.

3.
Transition Team: A transition team inclusive of personnel from both Parties will be identified in the Transition Work Plan with clear accountability and decision rights relating to the transition and implementation.

4.
Transition Work Plan: The Transition Work Plan will include all the key services, activities, resources and implementation milestones needed for the transition of IMH’s revenue cycle operations (including the transition of IMH employees, asset transition, reporting and communication) to R1 and implementation of the Services for IMH. The Transition Work Plan will be amended and supplemented as needed. The Transition Work Plan will, at a minimum, include the following key components:

a.
Time Frame for Transition: The Transition Work Plan will specify the date for the commencement of Services for IMH and will address activities to be undertaken by each Party during the first three months of the Services for IMH.

b.	Leadership and Communication: The Transition Work Plan will include a schedule of leadership and communication initiatives with IMH approval.

c.	Training and Development: The Transition Work Plan will include a schedule of management and staff training and development.

d.
Process and Technology Initiatives: The Transition Work Plan will include identification, prioritization and implementation of key process and technology initiatives, including key dates, scope, and deliverables.

e.	Resources: The Transition Work Plan will include identification of resources required and available to execute the Transition Plan and implementation and commencement of Services.

f.	Financial Data: The Transition Work Plan will include a schedule for delivery of applicable financial data required to support the applicable measurement processes.

g.	Financial Assistance Policies: The Transition Work Plan will include identification of applicable policies affecting financial assistance and billing practices relating to the uninsured.

h.	System Access: The Transition Work Plan will include protocols and processes for required system access and for provisioning requests including application/solution and network access.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 4.1-1

i.	Supplier Obligations: The Transition Work Plan will include supplier obligations that are related to regulatory and compliance training.

j.	Data Requests: The Transition Work Plan will include identification of both quantitative and qualitative data requests necessary to support operations.

6.
Preparation of the Transition Work Plan: Preparation of the Transition Work Plan beyond this Exhibit will begin on or before the Effective Date of this Agreement and will continue until completed to the reasonable satisfaction of the Parties, and consistent with this Exhibit. The Parties will work collaboratively to complete development of the Transition Work Plan within [**] of the Effective Date of this Agreement.

7.	The initial schedule draft is attached and is incorporated herein by this reference.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 4.1-2

[**]

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 4.1-3

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 6.1

R1 TECHNOLOGY

Exhibit 6.1
R1 Technology
R1 Technology consists of the following software solutions:
1.1    R1 Access
1.2    R1 Decision
1.3    R1 Link
1.4    Yield Based Follow-up (YBFU)
1.5    ePARS
1.6    Patient Satisfaction Tool (PSAT)
1.7    R1 Contract
1.8    R1 Detect
1.9    Conversions Work List (CWL)
1.10    R1 Insight
1.11    R1 Analytics (formerly known as “PMMT”)

Exhibit 6.1-1

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 7.1

IMH ASSETS TO BE MADE AVAILABLE TO R1

Exhibit 7.1
IMH Assets to be made available to R1
As part of the transition to the Services, the Parties will work together to complete this Exhibit prior to the initial Employment Effective Date using a form of Asset Itemization similar to the chart attached hereto as Exhibit 7.1-A.

Exhibit 7.1-1

Exhibit 7.1-A
Form of Asset Itemization
Facility Name:

Services	Desktop/Laptop computers	Scanners, printers, other similar devices	Other office equipment	General network connections	Servers and other dedicated information technology HW or SW	Phones and telecommunication (e.g. fax) devices	Transcription or dictation equipment	Others as relevant	Location and description of Office space	Notes/Comments
Front End
Scheduling (including inpatient, outpatient, and diagnostics, but excluding surgical)
On-Site Process of Pre-Registration
Off-Site Process of Pre-Registration
Registration
Insurance Eligibility Verification
Authorization
Collection of Residuals
Self-Pay Financial Advocacy and Eligibility of Services (e.g., self-pay conversions)
Prior Balance Found Insurance
Admitting
Across all Front-End Services
Middle
Chart Analysis and Assembly
Coding / Coding Audits
Record Retention / Record Management
Transcription
Lost Charges/Charge Capture Pre-Bill

Exhibit 7.1-A-1

Services	Desktop/Laptop computers	Scanners, printers, other similar devices	Other office equipment	General network connections	Servers and other dedicated information technology HW or SW	Phones and telecommunication (e.g. fax) devices	Transcription or dictation equipment	Others as relevant	Location and description of Office space	Notes/Comments
Lost Charges/Charge Capture Post-Bill
Charge Description Master (CDM) Maintenance / Revenue Integrity
Strategic Pricing
Release of Information
Across all Middle Services
Back End
Billing (Patient and Payor)
Cash Posting and Processing
Denial Management (Operational and Clinical)
Underpayment Review / Recovery
Patient Billing Customer Service / Patient Financial Services
Secondary Billing
Third Party Collections and Self-Pay Follow-up (internal and external collection activities)
Credits
Finance and Managed Care Analytical Support
Bad Debt Management
Across all Back-end Services
Other Dependent Services
Payor Audit and RAC support
Revenue Cycle Analytics and Reporting
Revenue Cycle Technology and Support

Exhibit 7.1-A-2

Services	Desktop/Laptop computers	Scanners, printers, other similar devices	Other office equipment	General network connections	Servers and other dedicated information technology HW or SW	Phones and telecommunication (e.g. fax) devices	Transcription or dictation equipment	Others as relevant	Location and description of Office space	Notes/Comments
Revenue Cycle Training
Vendor Management
General/Unspecified

Exhibit 7.1-A-3

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 8.1-A

JOINT REVIEW BOARD CHARTER

Exhibit 8.1-A
Joint Review Board Charter
INTRODUCTION AND MISSION STATEMENT
The Joint Review Board (the “JRB”) is responsible for the governance of the relationship between the Parties created pursuant to the Amended and Restated Master Services Agreement entered into by and between R1 and IMH (the “Services Agreement”).
PURPOSE
This Charter is created in order to define the JRB’s objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give JRB members a clear understanding of their roles. The Parties will review and assess the adequacy of this Charter to the extent the Parties determines it necessary to do so.
GENERAL GUIDELINES
Defined Terms
Any capitalized terms used but not defined herein shall have the meanings attributed to such terms under the Services Agreement.
Size, Composition and Term of Appointment
The JRB shall consist of four (4) members and be staffed with two (2) representatives selected by IMH and two (2) representatives selected by R1. Each of R1 and IMH shall have the right to remove and replace any member appointed by such Party or otherwise fill any vacancy caused by the resignation of any member that such Party appointed upon written notice to the other Party.
Meetings
Meetings of the JRB shall take place on an ad hoc basis as frequently as determined appropriate by the JRB, and may be held at any place within or outside the State of Utah that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of IMH. Any meeting may be held by conference telephone or similar communication equipment so long as all members participating in the meeting can hear one another, and all such members shall be deemed to be present in person at the meeting. In alternate calendar years beginning in 2018, R1 and IMH shall designate one of its representatives on the JRB to serve as chairperson, with R1 appointing the chairperson in during the first calendar year.
The chairperson of the JRB shall be responsible for calling meetings, provided that the chairperson shall call a meeting of the JRB promptly upon the reasonable request of either Party. The requesting Party shall disclose to the other Party the proposed agenda for a meeting along with appropriate information at least [**] days in advance of such meeting of the JRB; provided that under exigent circumstances, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 8.1-A-1

particular meeting, so long as such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting, such consent not to be unreasonably withheld or delayed. The chairperson shall appoint a secretary of the meeting who shall prepare and circulate for review and approval the minutes of such meeting within [**] days after such meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JRB.
Quorum and Voting
A majority of the JRB’s members will constitute a quorum. At any meeting of the JRB, the decision of [**] members present and voting will be determinative as to any matter submitted to a vote, provided, however, that [**]. The JRB may act by unanimous written consent in lieu of a vote at a meeting.
Authority
The JRB derives its authority from the Services Agreement is hereby given all resources and authority necessary to properly fulfill its duties and responsibilities.
Duties and Responsibilities
The JRB shall:

•	be responsible for general oversight and management of the relationship between the Parties under the Services Agreement, including oversight of the Operations Oversight Council;

•	have authority to make final and binding decisions on behalf of the Parties;

•	make decisions relating to cost allocation, the Cost to Collect Factor and the Base Fee calculation, as such decisions may be required under the Services Agreement;

•	resolve payment disputes arising between the Parties pursuant to Section 11.6 of the Services Agreement;

•	serve as a critical step in the dispute resolution process set forth in Section 20.4 of the Services Agreement with respect to the matters under its responsibilities;

•	attempt to resolve any matters under the responsibility of the Operations Oversight Council that the Operations Oversight Council is unable to resolve;

•	approve any material modifications to the Services Agreement that revise commercial terms prior to signature;

•
evaluate Service Level Defaults and propose resolutions to the Parties; and perform such other functions as set forth in the Services Agreement or as the Parties may mutually agree in writing, except where in conflict with any provision of the Services Agreement

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 8.1-A-2

Oversight by the Joint Review Board

•	The JRB will report to, the Parties and the Parties shall be kept informed of its activities on a current basis.

•	The JRB will record and keep minutes of all JRB meetings which will be available to each Party.
Limitations on Authority.
Each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JRB unless such delegation or vesting of rights is expressly provided for in the Services Agreement or the Parties expressly so agree in writing. The JRB shall not have the power to amend, modify or waive compliance with the Services Agreement.
Initial Members of the Joint Review Board

•	Bert Zimmerli

•	Mark Runyon

•	Joseph Flanagan

•	Gary Long

Exhibit 8.1-A-3

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 8.2

EXECUTIVE SPONSORS

Exhibit 8.2
Executive Sponsors
R1 Executive Sponsors:

•	H. Jeffrey Brownawell
IMH Executive Sponsor:

•	Todd E. Craghead

Exhibit 8.2-1

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 8.3

OPERATIONS OVERSIGHT COUNCIL CHARTER

Exhibit 8.3
Operations Oversight Council Charter
INTRODUCTION AND MISSION STATEMENT
The Operations Oversight Council (the “Council”) is responsible for certain key operational and finance matters under the Amended and Restated Master Services Agreement entered into by and between R1 and IMH (the “Services Agreement”).
PURPOSE
This Operations Oversight Council Charter is created in order to define the Council’s objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Council members a clear understanding of their roles. The Parties will review and assess the adequacy of this Charter to the extent the Parties determines it necessary to do so.
GENERAL GUIDELINES
Defined Terms
Any capitalized terms used but not defined herein shall have the meanings attributed to such terms under the Services Agreement.
Size, Composition and Term of Appointment
The Council shall consist of no less than 8 and no more than 12 members to be determined by R1 and IMH. Each of R1 and IMH shall have the right to appoint an equal number of members to the Council. Each of R1 and IMH shall have the right to remove and replace any member appointed by such Party or otherwise fill any vacancy caused by the resignation of any member that such Party appointed upon written notice to the other Party.
Meetings
Regular meetings of the Council shall take place quarterly, or at such other interval as deemed appropriate by the Council but no less frequently than quarterly, and may be held at any place within or outside the State of Utah that has been designated from time to time by resolution of the Board or by the Council. In the absence of such a designation, regular meetings shall be held at the principal executive office of IMH. Special meetings of the Council shall be held at any place within or outside the State of Utah that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of IMH. Any meeting, regular or special, may be held by conference telephone or similar communication equipment. So long as all members participating in the meeting can hear one another, and all such members shall be deemed to be present in person at the meeting.
Quorum and Voting

[**] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.
Exhibit 8.3-1

A majority of the Council’s members will constitute a quorum. At any meeting of the Council, the decision of [**] members present and voting will be determinative as to any matter submitted to a vote, provided, however, that [**]. The Council may act by unanimous written consent in lieu of a vote at a meeting. If the Council is unable to make any determinations for which it is allocated responsibility under this charter, such determinations shall be submitted to the Joint Review Board to attempt to resolve the matter.
Oversight by the Joint Review Board
The Council will report to, and take direction from, the JRB, and the JRB shall be kept informed of its activities on a current basis.
The Council will record and keep minutes of all Council meetings which will be available to all members of the JRB.
Authority
The Council derives its authority from the Services Agreement and is hereby given all resources and authority necessary to properly fulfill its duties and responsibilities.
Duties and Responsibilities
The Council shall be responsible for the following activities set forth in the Services Agreement:

•	all decisions specially identified in the Services Agreement as requiring the consent, approval or vote of the Council;

•	coordinate the Parties’ activities under the Services Agreement;

•	provide input on any concerns with R1’s decision to insource the services under an In-Scope Agreement or to subcontract such services to a new vendor;

•	make recommendations regarding additional offshore outsourcing of the Services which require prior approval of the JRB under the terms of the Services Agreement;

•
provide input on R1’s selection of New Technology Partners and have authority to waive privacy, data security and compliance requirements for any proposed New Technology Partners that do not meet all such requirements;

•	review proposals for new reporting requested under Section 19.2 of the Services Agreement;

•	make recommendations to the Joint Review Board on operational matters;

•	serve as a critical step in the dispute resolution process set forth in Section 20.3 of the Services Agreement with respect to those matters under its responsibility;

[**] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.
Exhibit 8.3-2

•	create such other operational committees with such responsibilities as the Parties may mutually agree to from time to time;

•	define operational strategies and oversee the Parties’ execution of such strategies; and

•	perform such other functions as are set forth in the Services Agreement or as the Parties may mutually agree in writing, except where in conflict with any provision of the Services Agreement.
ADDITIONAL PROCEDURES

•	The Council shall report to the JRB following regular meetings.
Limitations on Authority
Each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the Council unless such delegation or vesting of rights is expressly provided for in the Services Agreement or the Parties expressly so agree in writing. The Council shall not have the power to amend, modify or waive compliance with the Services Agreement.

[**] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.
Exhibit 8.3-3

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 8.5

AUTHORIZED PERSONNEL

Exhibit 8.5
Authorized Personnel
IMH Authorized Personnel:

•	Richard Bagley

•	Nancy Baxter

•	Todd Craghead

•	Rob Carlisle

•	Jeff Howes

•	Cindy Hutchinson

•	Kimberly Telford

•	Mike Weed
R1 Authorized Personnel:

•	Jana Anderson

•	Jeff Brownawell

•	Jose Diaz

•	Jared Jorgensen

•	Sherilynn Quist

•	Robert Troksa

•	Wes Arnett

Exhibit 8.5-1

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 9.1

NON-DISCLOSURE AGREEMENTS

Exhibit 9.1
Non-Disclosure Agreements
1.    Prior Non-Disclosure Agreements.

•	Non-Disclosure Agreement dated March 22, 2011 between Accretive Health, Inc. and IHC Health Services, Inc.

•	Mutual Non-Disclosure Agreement dated September 6, 2013 between Accretive Health, Inc. and IHC Health Services, Inc.

•	Mutual Nondisclosure Agreement, effective as of September 1, 2017, between IHC Health Services, Inc. and R1 RCM Inc.

Exhibit 9.1-1

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 10.1

TRANSITIONED EMPLOYEE TERMS

Exhibit 10.1
Transitioned Employee Terms
1.    INTRODUCTION

1.1	Definitions. Capitalized terms used but not defined in this Exhibit shall have the respective meanings set forth in the Services Agreement or the other Exhibits to the Services Agreement.

(a)	“IMH Employee” means any person who is employed by IMH.

(b)	“Benefit Plan” means Welfare Plans, incentive, compensation and other employee programs and policies.

(c)	“Commencement Date” means April 8, 2018; [**].

(d)
“Employment Effective Date” means the Commencement Date, except that the Employment Effective Date for On-Leave Transitioned Employees shall be the date on which an On-Leave Transitioned Employee actually ceases employment with IMH, as applicable, and begins employment with R1 pursuant to the offer extended by R1 under Section 2.1 below.

(e)	“Military Leave” means a leave of absence for purposes of active service in any branch of the United States Armed Services.

(f)	“On-Leave Transition Employee” has the meaning given in Section 2.2(e).

(g)	“On-Leave Offer Period” has the meaning given in Section 2.2(e).

(h)
“Transition Employee” means an IMH Employee who is designated by mutual agreement of the Parties to receive an offer of employment by R1 and who is not subject to any collective bargaining agreement immediately prior to the Employment Effective Date with respect to IMH. Such designation will be accomplished by describing such IMH Employee as a Transition Employee in the Schedule of Transition Employees, substantially in the form of Schedule A attached hereto, to be completed by the Parties prior to the Employment Effective Date.

(i)
“Transitioned Employee” means an IMH Employee who accepts R1’s [**] offer of employment, successfully clears R1’s pre-hire checks and screening as described in this Exhibit, and who commences employment with R1.

(j)	“Welfare Plans” has the meaning given in Section 2.4(b).
2.    APPLICABLE EMPLOYEES
2.1    Obligation to Extend Offers to Transition Employees.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 10.1-1

R1 shall extend a [**] offer of employment to each Transition Employee, as identified in the Schedule of Transition Employees, as it may be amended. Each such offer shall be delivered electronically by R1 to the applicable Transition Employee. [**].
2.2    Employment Offer.

(a)
Provision of Employee Data; Notice of Offer. To facilitate R1’s ability to extend offers and the IMH Employees’ likelihood of acceptance, IMH shall allow R1 reasonable access to the IMH Employees in order to allow for an orderly transition of their employment to R1. R1 shall notify IMH at a reasonable time prior to making any offer of employment to any IMH Employee. Such notice shall describe in reasonable detail the terms of each such offer. For the purpose of facilitating R1’s ability to extend offers, IMH agrees to use commercially reasonable efforts to disclose to R1, within [**] of the Effective Date, [**] with respect to the applicable IMH Employees. IMH further agrees to provide R1, prior to each Employment Effective Date, an update with respect to all such data and information with respect to any changes thereto during the period of time from [**] until such Employment Effective Date.

(b)
Terms of Offer. With regard to Transitioned Employees and all other R1 personnel providing Services, R1 agrees that: each [**] offer of employment for a Transition Employee shall: (x) be for full-time or part-time, [**] employment with R1 in a position comparable to the position that he or she held with IMH; and (y) include initial base wages or salary not less than the Transition Employee’s base wages or salary provided by IMH immediately prior to the Employment Effective Date, which shall not [**].

(c)
Offers Shall Comply with Laws. R1 shall comply with all applicable laws and regulations, including laws and regulations related to employment requirements and employment transitions, in offering employment to the IMH Employees and in employing such individuals. IMH shall comply with all applicable laws and regulations in connection with the termination of employment of Transitioned Employees.

(d)
Responses to Offers and Employment Effective Date. R1 shall notify IMH within [**] days after offers of employment are made whether each IMH Employee has accepted such conditional offer. Unless otherwise specified in the Schedule of Transition Employees or Section 2.2(e), Transitioned Employees shall commence employment with R1 on the Employment Effective Date. R1 shall use all commercially reasonable efforts to employ the Transitioned Employees as of the date their employment with IMH ceases.

(e)	On-Leave Transition Employee. With respect to each Transition Employee who [**] on an approved leave of absence in accordance with IMH’s on-leave policies (an “On-Leave Transition Employee”):

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 10.1-2

(i)	IMH shall provide R1 with the date when his or her applicable leave commenced and is expected to end (if known); and

(ii)
Upon each On-Leave Transition Employee’s return, subject to each such employee (A) being released to work prior to September 30, 2018, (B) being fully cleared to perform the responsibilities required for their position, and (C) clearing R1’s pre-hire screening as more fully set forth in this Exhibit, R1 shall make [**] employment offers meeting the requirements in this Section 2.2, except that, in the case of a Military Leave, the period for accepting such shall be as required by applicable law following the completion of active duty (“On-Leave Offer Period”).

If an On-Leave Transition Employee accepts such a [**] offer, R1 shall promptly notify IMH of such acceptance. For purposes of clarity, (I) no On-Leave Transition Employee shall be deemed an employee of R1 (or eligible to receive the benefits described herein) for any period of time prior to such On-Leave Transition Employee’s Employment Effective Date, and (II) R1 shall be under no obligation to hold open an employment offer to an On‑Leave Transition Employee beyond the On-Leave Offer Period.
[**]

2.3
[**] Transitioned Employees. [**]. Consistent with Section 2.2(a) above, IMH agrees to provide, where possible, evidence of compliance with background checks, drug screening, OIG checks and sex offender register checks. IMH acknowledges and agrees that, as a condition of continued employment, R1 may require the Transitioned Employees to undergo and clear R1’s standard background check, drug screening, OIG checks, and sex offender check after accepting R1’s job offer.

2.4	Employee Benefit Plans.

(a)
Years of Service Credit. Unless otherwise agreed by the Parties, Transitioned Employees shall receive credit for years of service with IMH under each R1 employee benefit plan, where applicable, for purposes of promotion consideration, vesting (other than for stock or option grants), participation, eligibility for benefits, benefit accrual, and/or optional forms of payment, [**] but subject to the provisions outlined in Section 2.6. In the event the employment of a Transitioned Employee is terminated after [**], and said Transitioned Employee is eligible for severance under R1’s benefits plan as described in Section 2.6, credit for service shall be calculated from the Employment Effective Date for such Transitioned Employee.

(b)
Employee Welfare Benefit Plans. Each benefit-eligible Transitioned Employee, as determined by R1, shall be eligible to participate in R1’s employee welfare benefit plans (“Welfare Plans”). [**]. R1 will provide access [**], R1 will honor all out-of-pocket expenses already paid by the Transitioned Employees towards their annual deductible. IMH shall be responsible for the provision of benefits with respect to

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 10.1-3

each Transitioned Employee during the month in which the Employment Effective Date occurs and the Parties agree to coordinate the transition of benefits so that benefit-eligible Transitioned Employees do not experience a lapse in benefits coverage immediately following the Employment Effective Date.

(c)
Paid-Time-Off (PTO) (Vacation/Sick Leave). R1 shall make available to each Transitioned Employee paid-time-off benefits for vacation and sick leave consistent with R1’s applicable plans and policies, in each case beginning on his or her Employment Effective Date, with years of service of such Transitioned Employee determined in accordance with Section 2.4(a). Unless otherwise set forth in this Section 2.4(a), R1’s policy shall govern the Transitioned Employee’s use of paid leave, as well as the other criteria governing paid leave.

(d)	Incentive Bonus. With respect to any Transitioned Employee that is entitled to an incentive bonus from IMH that is payable in a subsequent tax year following the Employment Effective Date, [**].

(e)
Pension Plans. R1 shall not be responsible for any (and IMH shall be solely responsible for all) payments, responsibilities, and other obligations with respect to any current or former pension plans or pension obligations, whether or not accrued, with respect to any IMH Employees.

2.5
Payment of Accrued PTO for IMH Employees. Upon an IMH Employee’s cessation of employment with IMH, IMH shall pay to each such IMH Employee an amount equal to the value of such IMH Employee’s accrued paid time off as of the date of such cessation.

2.6
[**] for Transitioned Employees. If a Transitioned Employee is terminated within [**] of the Commencement Date, then the Transitioned Employee will be eligible for [**]. R1 will provide to IMH the names of the Transitioned Employees to [**] of the Commencement Date. [**], and will provide such information to R1. R1 will [**] the terminated Transitioned Employees. Subject to the last sentence below, (i) R1 will be financially responsible for [**] to terminated Transitioned Employees and (ii) [**] terminated Transitioned Employees. [**] any terminated Transitioned Employees beyond [**]; provided that IMH’s total payments for [**] to terminated Transitioned Employees under this Section 2.6 shall not [**].

Transitioned Employees shall be subject to R1’s [**] plan on the Employment Effective Date. R1 shall be responsible for paying the [**] owed (if any) if a Transitioned Employee is terminated more than [**] after his or her Employment Effective Date. Any such [**] paid by R1 shall be calculated using [**]. Credit for service shall be calculated from the Employment Effective Date for all Transitioned Employees terminated more than [**].
R1 shall not be responsible for any severance, wages or other amounts with respect to any IMH Employee that does not accept or is not eligible to receive an offer of employment from R1.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 10.1-4

2.7
Training and Skill Development. Transitioned Employees will be provided skill development and career growth opportunities that are substantially similar to those provided to similarly situated R1 employees in the United States. R1 will waive any waiting period for tuition reimbursement as long as the Transitioned Employee meets all other requirements and R1 offers the benefit. If R1 does not offer tuition reimbursement and the Transitioned Employee is currently enrolled in and attending school during the semester/quarter when the transition occurs, then R1 will reimburse the Transitioned Employee the amount they would receive if still employed by IMH for that semester/quarter, provided that the Transitioned Employee meets all of the requirements.

3.    GENERAL.

3.1
Employment Status with IMH. The Parties agree that no Transitioned Employee shall be considered an employee of IMH on and after his or her Employment Effective Date. In addition, the Parties shall conduct their respective businesses in a manner intended to eliminate or minimize the risk that, following any Transitioned Employee’s Employment Effective Date, IMH shall be considered an employer, co-employer or joint employer of any employee of R1 or any of its Affiliates or Subcontractors, including the Transitioned Employees. Neither R1 nor its employees (including Transitioned Employees), subcontractors or agents shall be deemed employees or agents of IMH for any purpose including for: (a) federal, state or local tax, employment, withholding or reporting; (b) provident fund, gratuity, bonus, workers’ compensation, employee state insurance or disability coverage, severance pay and paid time off; or (c) eligibility or entitlement to any benefit under any of IMH’s Benefit Plans. Neither IMH, nor its employees, subcontractors or agents shall be deemed employees or agents of R1 for any purpose including for: (i) federal, state or local tax, employment, withholding or reporting; (ii) provident fund, gratuity, bonus, workers’ compensation, employee state insurance or disability coverage, severance pay and paid time off; or (iii) eligibility or entitlement to any benefit under any of R1’s Benefit Plans. R1, and not IMH, is responsible for payment of its own employees’ worker’s compensation, disability, unemployment and other insurance, for its social security and Benefit Plans and all applicable income and other taxes. IMH, and not R1, is responsible for payment of its own employees’ worker’s compensation, disability, unemployment and other insurance, for its social security and Benefit Plans and all applicable income and other taxes.

3.2
Equal Employment Opportunity Employers Statement. IMH is an equal opportunity employer and federal contractor. Consequently, the Parties agree that, to the extent applicable, they will comply with the following, which are incorporated herein by reference: 41 CFR 60 1.4(a), 41 CFR 60 300.5(a), 41 CFR 60 741.5(a), and Executive Order 13496 (29 CFR Part 471, Appendix A to Subpart A), relating to the notice of employee rights under federal labor laws, specifically:

(a)	IMH and R1 shall abide by the requirements of 41 CFR 60 300.5(a), as applicable. This regulation prohibits discrimination against qualified protected veterans, and

Exhibit 10.1-5

requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified protected veterans.

(b)
IMH and R1 shall abide by the requirements of 41 CFR 60 741.5(a), as applicable. This regulation prohibits discrimination against qualified individuals on the basis of disability, and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified individuals with disabilities.

3.3
Other Employee Matters. As of the Employment Effective Date, the Transitioned Employees shall be employees of R1 for all purposes. R1 shall be responsible for all necessary recruiting and hiring costs associated with employing appropriate staff, including all travel and relocation requirements and costs of hiring or transitioning the Transitioned Employees. In addition, R1 shall be responsible for funding and distributing benefits under the Benefit Plans in which benefit-eligible Transitioned Employees participate on or after the Transitioned Employee’s Employment Effective Date and for paying any compensation and remitting any income, disability, withholding and other employment taxes for such Transitioned Employees beginning on the Employment Effective Date. IMH shall be responsible for funding and distributing benefits under the IMH Benefit Plans in which Transitioned Employees participated prior to the applicable Employment Effective Date and for paying any compensation and remitting any income, disability, withholding and other employment taxes for such Transitioned Employees for the period prior to the Employment Effective Date of such Transitioned Employee. IMH shall provide R1 with such information in IMH’s possession reasonably requested by R1 in order to fulfill its obligations under this Exhibit 10.1. R1 acknowledges that there may be some employees of IMH who do not transition employment to R1 in accordance with this Exhibit 10.1, but continue to provide revenue cycle services. For the avoidance of doubt, these employees shall remain and be considered employees of IMH and not R1, and accordingly shall be subject to IMH’s personnel policies and regulations. R1 agrees to include Transitioned Employees working in and IMH Facility or IMH Provider location in IMH caregiver appreciation celebrations and activities.

3.4	[**].

3.5	[**].

3.6
No-Hire After Transition. The Transitioned Employees shall be employees of R1 for all purposes. For the avoidance of doubt, as of the Employment Effective Date, the Transitioned Employees shall be subject to Section 24.4 of the Services Agreement.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 10.1-6

SCHEDULE A
TRANSITION EMPLOYEES

Empl ID	Last Name	First Name	Description	Transition Date by Employee
XXXXXXXX	Doe	Jane	Financial Counselor	2/05/2018

Exhibit 10.1 Schedule A

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 11.1

CHARGES FOR SERVICES

Execution Copy

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 11.1-A

BASE FEE FOR SERVICES

[**] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Exhibit 11.1-A

Base Fee for Services
1.    Base Fee.
For R1’s provision of Services, IMH will pay to R1 a single base fee with respect to the combined IMH Facilities and the IMH Providers (the “Base Fee”), which Base Fee shall be calculated in the aggregate and will be comprised of:

1.1	For the period from the Commencement Date through [**] fee (to be invoiced in accordance with Exhibit 11.1-C) equal to the product of :

(i)	The result of:

a.	the prior year [**] Cash Collections with respect to such quarter for the revenue cycle operations of the IMH Facilities and the IMH Providers in the aggregate, multiplied by

b.	the sum of (A) one, plus (B) [**], plus (C) [**] (the result of (a) multiplied by (b) will be referred to herein as “[**] Base Fee Cash”), multiplied by

(ii)	the result of:

a.	the Cost to Collect Factor (as defined in Section 3.1),
minus

b.	[**] (as defined in Section 4.3),
minus

c.	[**] (as defined in Section 5).

1.2	For all periods beginning on or following [**], a [**] fee equal to (to be invoiced in accordance with Exhibit 11.1-C) the product of:

(i)	The result of:

a.	the prior year’s [**] Base Fee Cash with respect to such quarter, multiplied by

b.	the sum of (A) one, plus (B) [**], plus (C) [**]

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-A-1

multiplied by

(ii)	the result of:

a.	the Cost to Collect Factor (as defined in Section 3.1),
minus

b.	[**] (as defined in Section 4.3),
minus

c.	[**] (as defined in Section 5).
It is the intent of the Parties to commence Services on the first day of any month; however, in the event any Services do not start on the first of a month, the Parties shall account for any proration in the Base Fee in accordance with Section 11.5 of the Services Agreement.

1.3	Certain Definitions

(i)
“Acute Adjusted Admissions” means, for any Contract Quarter, the quotient of: (x) Total Patient Revenue for such quarter, divided by (y) the quotient of (1) Inpatient Revenue for such quarter, divided by (2) Inpatient Admissions for such quarter.

(ii)
“Acute Adjusted Admissions Percentage Change” means, for any Contract Quarter, the quotient of: (x) the difference between (a) the Acute Adjusted Admissions for such Contract Quarter, minus (b) the Acute Adjusted Admissions for the prior Contract Quarter, divided by (y) the Acute Adjusted Admissions for the prior Contract Quarter.

For example, to calculate the Acute Adjusted Admissions % Change for the quarter ended 6/30/2019, you would evaluate the percentage change in the Annual Adjusted Admissions from the 12 month period ended February 2018 to the 12 month period ended February 2019.

(iii)	“Baseline Year” means [**].

(iv)
“Contract Quarter” means each three-month period during a Contract Year during the Term (i.e., January 1st to March 31st, April 1st to June 30th, July 1st to September 30th and October 1st to December 31st). Notwithstanding the foregoing, for the initial 2018 Contract Year, the first Contract Quarter shall be truncated, starting on the Commencement Date and ending at the first to occur of March 31st, June 30th, September 30th or December 31st of 2018; and the remaining Contract Quarters for 2018 shall follow the preceding methodology.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-A-2

(v)	“Contract Year” means each calendar year during the Term, [**].

(vi)	[**].

(vii)	“Inpatient Admissions” means, for any Contract Quarter, the total number of Inpatient Admissions as set forth in IMH’s Enterprise Data Warehouse or equivalent reporting system.

(viii)	“Inpatient Revenue” means, for any Contract Quarter, the total dollar value of Inpatient Revenue as set forth in IMH’s Enterprise Data Warehouse or equivalent reporting system.

(ix)	[**].

(x)	“Provider Visits” means, for any Contract Quarter, the total number of Provider Visits as set forth in IMH’s Enterprise Data Warehouse or equivalent reporting system.

(xi)
“[**] Cash Collections” means, for each of the IMH Facilities and the IMH Providers (or both), the cumulative Cash Collections received by IMH for the IMH Facilities or the IMH Providers (or in the aggregate with respect to both), during the [**] period that ends one month prior to the commencement of the quarter for which the Base Fee with respect to IMH is payable.

For example, to calculate the Base Fee for [**] ended 6/30/2018, the [**] Cash Collections would equal IMH’s Cash Collections for the IMH Facilities and the IMH Providers for [**], and [**].

(xii)	[**].
2.    Initial Assessment.

2.1
Performance and Timing. The Parties will perform and complete a collaborative initial assessment of the Services prior to the Commencement Date in order to determine the Initial Cost to Collect Factor (as defined in Section 3.1 below) (the “Initial Assessment”).

2.2	Assessment Principles. In connection with the Initial Assessment, the following principles will be followed.

(i)
Payroll Expenses for IMH: All payroll costs and expenses at IMH for In-Scope Employees (defined below) and, to the extent not otherwise included in the definition of In-Scope Employees, all payroll costs and expenses for Management Employees (as defined in this Section 2.2), all of which shall be borne by R1. “In-Scope Employees” means:

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-A-3

a.
those non-clinical employees, as identified by job title, which are responsible for performing functions that relate to the Services which are designated, pursuant to the Initial Assessment, as having an In-Scope Percentage (as defined below) that is greater than or equal to [**] (all of which employees shall also be deemed to be In-Scope Employees); and

b.
if approved by the Joint Review Board, any non-clinical employees, as identified by job title, that are responsible for performing functions that relate to the Services and are designated, pursuant to the Initial Assessment as having an In-Scope Percentage higher than [**] but lower than [**].

Notwithstanding the foregoing, (y) subsection b of this definition shall include those employees working in departments which perform both the Services and services not qualifying as the Services, and (z) IMH may remove any Management Employee from the In-Scope Employees (in which case, R1 shall [**] for any payroll costs and expenses relating to such Management Employees). For the avoidance of doubt, if IMH removes an employee who is not a Management Employee from the In-Scope Employees, then such employee will remain an IMH employee, but the Cost to Collect Numerator will [**] with respect to any such employee. R1 shall [**] relating to such employees for the period of time such employee remains an IMH employee and provide services for IMH that would otherwise be Services under the Agreement if such employee had transitioned to R1.
“In-Scope Percentage” shall mean, for any “Department” at IMH, the [**] divided by [**].
“Management Employee” shall mean any (i) [**] and (ii) any employees performing similar functions to any of the employees referenced in clause (i).

(ii)
IT Support/Real Estate Expenses for IMH: With respect to allocation of costs and expenses related to information technology support and real estate for purposes of inclusion in the Cost to Collect Numerator, the Parties shall, prior to the Commencement Date, mutually agree in good faith on a methodology that (A) represents an accurate reflection of the allocation of costs and expenses between the Parties including both operating expense and depreciation expense; and (B) favors simplicity in execution and invoicing and excludes any cost allocation for In-Scope Employees whom we reasonably expect to remain in Authorized Space. The Parties shall mutually agree in good faith on a mechanism to avoid a material amount of duplicate or unfunded costs or expenses related to IT support and real estate.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-A-4

(iii)	Other Expenses for IMH: Allocation of all other expense categories shall be determined through mutual agreement of both Parties in good faith.

(iv)	[**]

(v)
Non-Payroll Expenses for Third-Party Vendors: The Cost to Collect Numerator, as defined below, will include all costs and expenses related to In-Scope Vendors (defined below), [**] shall [**], excluding any portion of the costs and expenses for Partially Related Vendors that are not related to the Services.

“In-Scope Vendors” means third party vendors that perform functions as part of or related to the Services, including: (A) any vendor that, provides a product, solution or service (a “Vendor Service”) that is [**] related to the Services; and (B) any vendor that is, providing or offering a Vendor Service is partially related to the Services (“Partially Related Vendors”).
In-Scope Vendors shall not include any (y) IT Host System Vendor; and (z) vendor with respect to a Vendor Service that is not related to the Services in any manner. “IT Host System Vendor” means a third party vendor that provides a product, solution or service (including hosting or providing a platform or system) that is used to capture patient encounters and associated charges that result in generation of a patient statement or bill.

(vi)
Partially Related Vendors: For any Partially Related Vendors, the portion of the cost of the Partially Related Vendor that relates to the Services will be [**]. The Joint Review Board may review the list of vendors from time to time and, when appropriate, determine whether any such vendor is not an In-Scope Vendor. If a vendor is deemed not to be an In-Scope Vendor, an adjustment to the Cost to Collect Numerator shall be made to [**] accordingly, and R1 shall [**], such costs.

(vii)	Additional Considerations:

a.
If a termination fee or other termination-related costs or expenses must be paid to allow for the termination or any splitting of an existing In-Scope Vendor contract, such fee will be [**], subject to Section 14.6 of the Agreement.

b.	The allocation of one-time, lump-sum implementation and/or license fees for a particular In-Scope Vendor will be [**]the Cost to Collect Numerator.

c.	R1 and IMH shall each be responsible for its own incurred costs associated with information technology, such as interface

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-A-5

development, file transfers, and custom programming related to the R1 technology solutions and other third party vendors.

d.
The allocation between the Parties of one-time costs related to information technology system conversion services, including consulting services, staff augmentation and training, will be excluded from the Cost to Collect Numerator.

e.	Recurring maintenance, support, service, license, or contingency fees for all In-Scope Vendor products, solutions, and services, shall be included in the Cost to Collect Numerator, and [**] R1.

f.	The Parties will work together to identify any costs from the Initial Assessment that should be either added or removed from the Cost to Collect Numerator.

2.3	Determination of Initial Cost to Collect Factor. The Initial Cost to Collect Factor shall be determined by the Joint Review Board after the completion of the Initial Assessment.

(i)
Calculation Principles. In addition to the principles listed in Section 2.2 above, the Joint Review Board shall also follow the methodology below with respect to completing the table set forth in Section 3.1 in order to establish the Initial Cost to Collect Factor:

a.
The fraction to be set forth in the table (expressed as a percentage) representing the Cost to Collect Factor as of the Effective Date will be calculated as follows: (i) the aggregated annual value of all costs from the Initial Assessment for IMH, as approved by the Joint Review Board, and otherwise normalized to account for any extraordinary costs that do not relate to the Services provided during the Baseline Year or are not reasonably expected to continue (e.g. payroll costs related to Transcription) (collectively, “Cost to Collect Numerator”); and (ii) the denominator is equal to the aggregate amount of Cash Collections for the IMH Facilities and the IMH Providers, in the aggregate, during the Baseline Year.

(ii)	The Parties must determine the Initial Cost to Collect Factor prior to the Commencement Date.
3.    Cost to Collect Factor.

3.1
“Cost to Collect Factor” means the fraction (expressed as a percentage) which will be determined by the Parties and approved by the Joint Review Board after completion of the Initial Assessment (such fraction subject to any adjustment agreed by the Joint Review Board in accordance with Sections 3.2 and 3.3 below).

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-A-6

	Baseline Year Cash	Cost to Collect Numerator	Initial Cost to Collect Factor
All IMH Facilities and IMH Providers	$	$	%

The Cost to Collect Factor in the table above shall be referred to as the “Initial Cost to Collect Factor.”
For the avoidance of doubt, the Cost to Collect Factor that will be used in the Base Fee calculation in Section 1.1 shall equal the sum of:

(i)	the Initial Cost to Collect Factor listed above,

(ii)	any downward adjustments, as provided for in Section 3.2 below, and

(ii)	any upward adjustments, as provided for in Section 3.3 below.
For purposes of clarity, the Parties agree that the adjustments contemplated by subsections (ii) and (iii) directly above shall only be effective to Base Fee calculations prospectively, as of the latter to occur of: (x) the date of approval of the adjustment by the Joint Review Board; and (y) any later date as set forth in the approval by the Joint Review Board.

3.2	Discontinued Services
If any Service is approved to be discontinued by the Joint Review Board, or via a written amendment to the Services Agreement executed by the Parties, the Parties will conduct an assessment of the cost assumptions underlying the Cost to Collect Factor with respect to such Service and the Joint Review Board shall approve an equitable downward adjustment to the Cost to Collect Factor to account for such Discontinued Services.

3.3	New Services, Acquisitions and New Hospitals

(i)
For the avoidance of doubt, if IMH requests that R1 provide any services other than the Services or if IMH requests that R1 provide any Services which were not provided to IMH prior to the date of such request, all such requested services shall be New Services under Section 3.8 of the Services Agreement. The Parties agree that for any such New Services, if the costs or expenses associated with such New Service are not accounted for in the determination of the Cost to Collect Factor as of the date such New Service would commence, then the Cost to Collect Factor will be equitably increased by an amount to be determined by the Joint Review Board, and such adjustments shall be effective as of the date R1 begins performing such New Service.

(ii)
In the event that after the Commencement Date additional existing facilities and providers are added to the IMH Facilities or IMH Providers that result in an increase of [**] net patient services revenue, the Parties will perform and complete an assessment of such facilities and providers that is consistent

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-A-7

in scope with the Initial Assessment and follows the principles set forth in Section 2.2. The results of any such assessment shall be submitted to the Joint Review Board and the Joint Review Board shall determine the proper increase to the Cost to Collect Factor in accordance with the guidelines and principles of this Exhibit 11.1-A. If the additional facilities and providers result in an increase of [**] of net patient services revenue the Cost to Collect factor then in place will be applied to the new facilities and providers.

(iii)
In the event that after the Commencement Date IMH opens new facilities that are added to the IMH Facilities or IMH Providers,. If IMH opens new facilities as described in this Section 3.3(iii), and R1 hires any employees who will perform the Services for such new facility more than [**] days in advance of IMH opening a new facility at IMH’s request, IMH shall reimburse R1 for the expenses incurred for hiring each such employee.

Any adjustments made for discontinuation of Services under Section 3.2 or addition of New Services under Section 3.3(i) will be based on the following fraction – the annualized expense for such Services divided by the trailing twelve months Cash Collections for the IMH Facilities and the IMH Providers – which fraction will be added or removed from the then current Cost to Collect Factor, depending on whether Services are being added or removed.
4.    [**].

4.1
During the Term, Intermountain shall be entitled to a [**] each quarterly Base Fee invoice, as reflected in Section 1.1, of the applicable [**] (as defined below), which shall be phased in over the [**] period from the Commencement Date.

4.2	For each year that Intermountain receives Services from R1 during the Term, the Cost to Collect Factor shall be [**] to be calculated as follows:

(i)	For the period starting on the Commencement Date and ending [**] of the [**] shall be [**] from the Cost to Collect Factor;

(ii)	For the [**] of the [**] shall be [**] from the Cost to Collect Factor;

(iii)	For each subsequent calendar year during the term thereafter, [**] of the [**] shall be [**] from the Cost to Collect Factor.

4.3	“[**]” means the quotient (expressed as a percentage) of (x) [**] (the “[**]”), divided by (y) the aggregate Cash Collections of the IMH Facilities and the IMH Providers during the Baseline Year.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-A-8

Period	[**]	[**]
Commencement Date – [**]	[**]	--
[**]	[**]	--
[**] – Term	[**]	--

The Parties will finalize Cash Collections in the Baseline Year in accordance with Sections 2.3 and 3.1.
5.    [**].
[**].
6.    Windfall Situations and Changes in the Environment

6.1
In the event that there is a Force Majeure Event, a material change in the environment in which IMH is operating its revenue cycles, or a material change in the laws and regulations that apply to IMH or R1 that significantly affects the economics of one or more of the Parties or frustrates the ability of a Party to perform its obligations hereunder, through no fault of its own, there will be a fair and appropriate adjustment (increase or decrease) to portions of the Base Fee. Upon such request, the Parties will, in good faith, discuss the costs associated with the change in circumstance, with the outcome to equitably reflect the incremental change in costs to deliver the Services.

6.2	Examples of matters that could trigger an adjustment to the Base Fee include the following:

(i)	Material changes in the form of reimbursement by commercial or government payors, including changes to a payment model such as an at-risk or partial or fully capitated system;

(ii)	[**].

(iii)	Changes to the IMH IT Environment, which results in a material [**] in the cost of revenue cycle operations.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-A-9

Execution Copy

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 11.1-B

INCENTIVE FEES FOR SERVICES

Exhibit 11.1-B
Incentive Fees for Services
1.    Definitions:

•	“Actual Result” means, with respect to any Metric, the value obtained by performing the calculation in accordance with the definition of such Metric.

•	[**]

•	“Book of Business” means the aggregate IMH Providers on the one hand and aggregate IMH Facilities on the other hand.

•	[**]

•	“Balanced Score” shall mean:

o	with respect to Metrics No. 1 to 3 and 5, the quotient of:

▪	(x) the difference between (1) the Lower Bound for each such Metric in Table 2.2(e), minus (2) the Actual Result for such Metric in the Measurement Period, divided by

▪	(y) the result of (1) the Lower Bound for each such Metric in Table 2.2(e), minus (2) the Upper Bound for such Metric.

o	with respect to Metric No. 4, the quotient of:

▪	(x) the difference between (1) the Actual Result for Metric No. 4 in the Measurement Period, minus (2) the Lower Bound for Metric No. 4, divided by

▪	(y) the difference between (1) the Upper Bound for Metric No. 4, minus the Lower Bound for Metric No. 4 in Table 2.2(e).

•	[**]

•	“Capped Score” shall mean, the Balanced Score, as modified, if at all, in accordance with the following formula:

o	if the Balanced Score for each such Metric is [**], then the Capped Score for such Metric shall be equal to [**];

o	if the Balanced Score for each such Metric is greater than [**], then the Capped Score for such Metric shall be equal to [**]; and

o	if the Balanced Score for each such Metric is [**], then the Capped Score for such Metric shall be equal to [**].

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-B-1-1

•	[**]

•	“Contract Quarter” has the meaning given in Section 1.3(iv) of Exhibit 11.1-A.

•	“Contract Year” has the meaning given in Section 1.3(v) of Exhibit 11.1-A.

•	[**]

•	[**]

•	[**]

•
“Lower Bound” means, for any Metric, on a Book of Business specific basis, the lower bound result set forth in Table 2.2(e) for such Metric. The Joint Review Board will approve the Lower Bound for each Metric prior to the Commencement Date. For each Metric, the Parties intend to use as the Lower Bound [**]: (a) the Actual Result for such Metric [**]; and (b) the Actual Result for such Metric [**]. Notwithstanding the foregoing, the Parties intend that the Lower Bound for Metric Nos. 1 and 2 for the IMH Providers Book of Business will be the average of the Actual Results for each such Metric [**]. The Lower Bound for each Metric shall be adjusted [**], starting with the Lower Bound in effect for [**] as set forth in Exhibit 11.1-B-1.

•
“Measurement Period” means a period of measurement hereunder following the Commencement Date calculated at the end of each Contract Quarter during a Contract Year as follows: Starting at the beginning of each Contract Year, the initial Measurement Period will be the first Contract Quarter, and each subsequent Measurement Period will be equal to the sum of such Contract Quarter plus all previous Contract Quarters during such Contract Year. Notwithstanding the foregoing, for the 2018 Contract Year, the initial Measurement Period shall be the shortened Contract Quarter described in the Contract Quarter definition above.

•	“Measurement Period Score” shall mean, for any Metric (expressed as a percentage) the Metric’s [**] Score for such Measurement Period.

•
“Metric” means each of the individual measurements set forth in Table 2.2(e), the “Metric Value Table,” or any other individual measurement agreed by the Parties in accordance with Section 3.1; provided that there shall not be more than [**] individual measurements in place for any Contract Year.

•	“Metric Value” has the meaning set forth in Section 2.3(b).

•	[**]

•	“Patient” has the meaning given in Section 1 of Exhibit 3.6.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-B-1-2

•	“Patient Accounting System” means IMH’s iSeries, GE Centricity, Cerner CPR Plus or Horizon patient accounting system, as applicable for any Metric as of the date of determination.

•	[**]

•
“Payor” means any third party that is contractually responsible for the payment of all or any portion of any Patient’s medical expenses, including, without limitation, commercial medical insurers and government insurers.

•	[**]

•	[**]

•	[**]

•	“Risk Pool” shall mean for each Measurement Period, for each Book of Business:

o	if total incentive fees paid to R1 in accordance with Section 2.3 [**], the Cash Collections for such Book of Business during such Measurement Period, multiplied by [**]; and

o	if total incentive fees paid to R1 in accordance with Section 2.3 [**], the Cash Collections for such Book of Business during such Measurement Period, multiplied by [**].

•	“Scorecard Calculation” means the process of calculating Incentive Fees described in Sections 2.2 and 2.3.

•	“Self-pay Patients” are those Patients that present at the time of admission or service as having no Payor obligated to pay for any portion of the care for which such individual is presenting.

•	“Total Charges” means, for any Measurement Period, the dollar value of total charged amounts posted for Patient services during such Measurement Period.

•	[**]

•	[**]

•	“Total Weighted Value” shall mean the sum of each of the Metric Values for all Metrics as of the end of such Measurement Period.

•	[**]

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-B-1-3

•
“Upper Bound” means, for each Metric, on a Book of Business specific basis, the upper bound value set forth in Table 2.2(e) for such Metric. The Upper Bound for each Metric may be [**] as described in Section 3.1.

•
“Weighting” means the weight of each Metric, expressed as a percentage, that is set forth in Table 2.2(e) of Exhibit 11.1-B, as specified for each Contract Year listed in such Table and as such weights may be adjusted by agreement of the Parties in accordance with Section 3.1.

2.
Incentive Fees. IMH shall pay R1 any incentive fees earned for each Book of Business based on certain targeted performance metrics related to the successful delivery of the in-scope Services, and the amount of such incentive fees shall be determined in accordance with this Section 2 (“Incentive Fees”).

2.1	Guiding Principles. R1 and IMH agree that the “Guiding Principles” set forth below, outline the Parties’ intent in establishing the Scorecard Calculation and the Incentive Fees.

(a)	The Parties intend that the performance measurement model reflect improvements in revenue cycle operations process effectiveness over time.

(b)
All calculations shall be based on the financial data as reported in IMH’s iSeries, GE Centricity, Cerner CPR Plus or Horizon patient accounting systems, or successor systems, as applicable, in the ordinary course of business.

(c)
In the event one of the Parties requests that, due to an intervening change in the healthcare industry or other external event or factor unrelated to the performance of IMH’s revenue cycle operations, the Parties consider whether any aspect of the measurement methodology outlined in this Section 2 should be revised (i.e., changes that would impact the Lower Bound or changes to the Metrics or the Metric Values in the Measurement Period), either as a one-time exception or as a going-forward amendment to this Exhibit 11.1-B, the Parties will meet to discuss such request in good faith (it being understood that any such exception or amendment would require the mutual agreement of the Parties). Such events could include, but are not limited to:

(i)	Major increases or decreases to the number of sites operated by IMH;

(ii)	Delayed implementation of agreed to contract rates between Payors and IMH;

(iii)	Third party settlements;

(iv)	Changes in accounting treatment;

(v)	Changes in self-pay discounts, insured patient residual discounts, and charity policies or practices;

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-B-1-4

(vi)	Changes to payor relationship status (eg. Payors moving from in-network to out-of-network) as a direct result of contracting decisions by IMH Payor Contracting.
Any adjustments to calculations under this Section 2.1(c) will take effect prospectively, and will not be retroactive.

(d)
The Parties acknowledge and agree that the Guiding Principles are meant to be a statement of intent only and are not meant to supersede, amend, waive or otherwise change the measurement methodology set forth in this Section 2. Any amendment, waiver, or change to the measurement methodology may only be made through a subsequent written agreement between the Parties.

2.2    Scorecard Calculations

(a)
The Parties shall calculate separate Scorecard Calculations for each Book of Business at the end of each Measurement Period and such calculations will be performed cumulatively throughout each Contract Year.

(b)
The Scorecard Calculations for each Book of Business will be performed in the aggregate for all entities within each such Book of Business and the impact of positive results at one facility/provider with respect to a given Metric can be offset by negative results at a different facility/provider within that Book of Business.

(c)
Subject to Section 3.1, the Metrics, Weighting, and Upper Bounds will remain in effect for the duration of the Services Agreement. The calculation of Measurement Period Scores for each Metric in any Measurement Period will utilize the same definitions, data sources, and systems as were used in calculating the then-current Lower Bound for such Measurement Period. In the event that there is a change to source data or systems that impacts the Lower Bound or the Measurement Period Score for a Metric, then the Parties will discuss whether such Lower Bound, Measurement Period Score or both should be recalculated. For those Metrics or any subcomponents of such Metrics that are currently delineated in IMH’s internal financial statements or operating reports, unless the Parties agree otherwise, during the Term, IMH will continue to calculate each Metric in the same manner that it calculated such Metric immediately prior to the Commencement Date.

(d)
In the event that after the Commencement Date, facilities are added or removed to/from the IMH Facilities, then such IMH Facilities will be included/removed in the Scorecard Calculations beginning in the first full Contract Quarter following the closing of such acquisitions or divestitures. If such acquisitions or divestitures, individually or through a series of related transactions, result in a growth or reduction of [**], then the Parties agree to evaluate the Lower and/or Upper Bounds to account for the new or removed facilities or providers, as the case may be. Any adjustments to calculations under this Section 2.2(d) will take effect upon mutual agreement, prospectively applied, and will not be retroactive. The Lower and/or Upper Bounds

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-B-1-5

shall be adjusted by agreement of the Parties based on [**]. IMH agrees to provide R1 the data reasonably required by R1 to perform the adjustments set forth in this Section 2.2(d).

(e)
The table below sets forth the Metrics, Weighting and Upper Bounds that the Parties agree will be used to perform the Scorecard Calculations for each Measurement Period for [**]. The table also contains the Lower Bound for each Book of Business that the Parties have agreed to for [**] as set forth in the table.

Table 2.2(e) “Metric Value Table”

	Metric	Weighting for [**]	Weighting for [**]	IMH Facilities	IMH Providers	IMH Facilities	IMH Providers
				Lower Bound for [**]	Lower Bound for [**]	Upper Bound for [**]	Upper Bound for [**]
1	[**]	[**]	[**]			[**]	[**]
2	[**]	[**]	[**]			[**]	[**]
3	[**]	[**]	[**]			[**]	[**]
4	[**]	[**]	[**]			[**]	[**]
5	[**]	[**]	[**]			[**]	[**]

(f)	Metric No. 1. [**].

(g)	Metric No. 2. [**].

(h)	Metric No. 3. [**]

(i)	Metric No. 4. [**]

(j)	Metric No. 5. [**]
2.3    Incentive Fee Payments.

(a)
At the end of each Measurement Period, IMH shall pay to R1 fees equal to the following calculation if it results in a positive amount: (x) the Total Weighted Value for each Book of Business for such Measurement Period multiplied by the Risk Pool for such Book of Business for such Measurement Period; minus (y) any Incentive Fees previously paid by IMH for the same Contract Year. If such calculation results in zero or a negative amount prior to the last Contract Quarter in a Measurement Period, no payment shall be made by IMH to R1 and if such calculation results in a negative amount for the last Measurement Period of a Contract Year, then R1 shall provide to IMH a credit memo that IMH may use as a credit against future payments to R1.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-B-1-6

(b)
For each Metric, the “Metric Value” for each Measurement Period shall be equal to the product of (x) the Measurement Period Score for such Metric for such Measurement Period, multiplied by (y) the Weighting for such Metric.

(c)
In the event of any adjustments to the Lower and/or Upper Bounds that take effect during a Contract Year in progress, pursuant to Section 2.1(c), Section 2.2(d) or Section 4.1, the Parties will equitably perform the Scorecard Calculations for the Contract Year to take into account such changes.

2.4    Delivery of Scorecards and Quarterly Incentive Fee Invoices.

(a)	Within [**] days following the last day of each month, IMH shall deliver to R1 a scorecard containing the Scorecard Calculations for the prior month.

(b)
When the prior month is the last month of a Measurement Period, IMH shall deliver to R1 within [**] days following the end of the Measurement Period, a scorecard containing the Scorecard Calculations, including the Incentive Fees amount, for such Measurement Period; provided that if such Measurement Period occurs at the end of a Contract Year, then IMH shall deliver a preliminary scorecard by [**] and another scorecard within [**] days following the end of the Contract Year. If IMH has not delivered such scorecard within [**] days following the end of the Measurement Period, then R1 may perform the Scorecard Calculations and deliver the related scorecard to IMH. If the Party that receives the scorecard does not dispute the Scorecard Calculations within [**] days following delivery of such scorecard to such Party (the “Scorecard Review Period”), then that Party will be deemed to have consented to the Scorecard Calculations for purposes of invoicing and payment of the quarterly Incentive Fees only, provided that if the Measurement Period occurs at the end of a Contract Year, then the Scorecard Review Period will be calculated from the date of delivery of the second scorecard and Section 2.4(c) will apply. Subject to Section 2.4(e), upon the conclusion of the Scorecard Review Period, R1 will issue an invoice for the Incentive Fees owed for the applicable Measurement Period.

(c)
When the Measurement Period occurs at the end of a Contract Year, then at the conclusion of the Scorecard Review Period and subject to Section 2.4(e) and Section 2.5, R1 will issue an invoice for the Incentive Fees owed for the Contract Year and the Scorecard Calculations and the amount of Incentive Fees shall be deemed to be final and binding upon the Parties, and such Scorecard Calculations and Incentive Fees shall no longer be subject to any adjustment or revision (including as a result of any audit or any newly discovered information or changes in data).

(d)	IMH shall pay all invoices in full within [**] days following delivery of such invoice to IMH.

(e)	In the event of a good faith dispute between the Parties regarding any quarterly scorecard, such payment dispute shall be resolved in accordance with Section 11.6

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-B-1-7

of the Services Agreement, as amended herein. Pursuant to Section 11.6 of the Services Agreement, R1 may issue an invoice for any Incentive Fees owed for such Measurement Period based on Metric Values that are undisputed, if any, and IMH shall not withhold payment of such fees.

(f)
Once the payment dispute has been resolved, R1 will issue an invoice for the Incentive Fees owed for the Measurement Period, less any payments previously made by IMH for such Measurement Period. If the payment dispute occurs following the end of a Contract Year, then upon resolution, the Scorecard Calculations, including any adjustments agreed to by the Parties in connection with the dispute, shall be deemed to be final and binding upon the Parties, and shall no longer be subject to any adjustment or revision.

2.5    Adjustments to Calculations for each Contract Year and True-Up Process.

(a)
At the end of each Contract Year, the Parties will agree to adjustments to the [**] values and perform the Scorecard Calculations using such adjustments for [**]. The scorecard shall be delivered in accordance with the process set forth in Section 2.4(b). Upon the conclusion of the Scorecard Review Period, R1 will issue an invoice for such Contract Year and IMH shall pay to R1 the Incentive Fees, if any, owed for such Contract Year; however, such Scorecard Calculations will not be deemed final with respect to the Actual Results reflected therein for [**].

(b)
After [**] days but before [**] days after the end of each Contract Year, the Parties will re-run the Scorecard Calculations for the [**]. Upon the conclusion of the Scorecard Review Period for such Scorecard Calculations, such Scorecard Calculations and the amount of Incentive Fees shall be deemed final and binding upon the Parties with respect to the Actual Results reflected therein for [**], and shall no longer be subject to any adjustment or revision. If the fees paid to R1 for such Contract Year are greater than the actual Incentive Fees for such Contract Year, then R1 will provide IMH with a credit for such difference on the next available invoice, whether such invoice is for the Base Fee or Incentive Fees. If the fees paid to R1 for such Contract Year are less than the actual Incentive Fees for such Contract Year, then R1 will invoice IMH for, and IMH will pay, such additional amount.

2.6    Process for Performing Calculations If Missing Data.

(a)
In the event that all of the data required to complete a Scorecard Calculation is not available for any or all IMH Facilities or IMH Providers at the conclusion of a Contract Quarter, R1 shall bill IMH, and IMH shall pay Incentive Fees to R1, based on Scorecard Calculations using a Measurement Period Score of [**] for each Metric that lacks sufficient data to determine the Measurement Period Score based on Actual Results in accordance with Section 2.2 (the “Temporary Incentive Fees”).

(b)	IMH agrees to use best efforts to include such missing data in a Scorecard Calculation as soon as possible. Once such information becomes available, the Parties agree to

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-B-1-8

recalculate the Scorecard Calculation using the actual data for the Measurement Period within [**] days of receipt of the information. If the Temporary Incentive Fees paid to R1 for the Measurement Period are greater than the actual Incentive Fees for such Measurement Period, then R1 will provide IMH with a credit for such difference on the next quarterly invoice (or, if the Measurement Period includes the final Contract Quarter for the final Contract Year under the Services Agreement, R1 will remit the difference to IMH). If the Temporary Incentive Fees paid to R1 for the Measurement Period are less than the actual Incentive Fees for such Measurement Period, then R1 will bill IMH for such amount on the next quarterly invoice (or as part of a final invoice, if the Measurement Period includes the final Contract Quarter for the final Contract Year under the Services Agreement).

(c)
IMH recognizes the importance to R1 of finalizing the Incentive Fees for accounting and public reporting purposes. Therefore, if the data required to complete a Scorecard Calculation remains unavailable for more than [**] the end of a Contract Year, the Parties agree that the Temporary Incentive Fees amount relating to such Scorecard Calculation shall be deemed final and binding upon the Parties, and shall no longer be subject to any adjustment or revision (including as a result of any audit or any newly discovered information or changes in data).

3.    Review of Performance and Measurement.

3.1
Review. Starting with the Contract Year beginning on [**], the Parties agree to meet every to review the performance of IMH’s revenue cycle operations and to discuss the potential for amending the Scorecard Calculations set forth in Section 2.2 of this Exhibit 11.1-B to create other incentives for improvement. With respect to the Scorecard Calculations, beginning [**] and every [**] thereafter the Parties will have the opportunity to: (a) add new Metrics, provided that the Scorecard Calculations shall not use more than [**] Metrics at any time; (b) [**]; and (c) [**]. The Parties further agree that any such amendments to the Scorecard Calculation and Incentive Fees shall be completed in the first quarter of the Contract Year and shall apply to the Scorecard Calculations for that Contract Year. Changes to Scorecard Calculations shall not be applied to a completed Contract Year. In the event that the Parties do not agree on changes to the Scorecard Calculation within [**] after the end of a Contract Year, the then-current Metrics, Weighting and Upper Bounds will remain in place for such Contract Year.

4.    [**].

4.1
Meaningful Improvements. R1 acknowledges that IMH is working collaboratively with [**] to [**]. The Parties’ intent is that if the efficiency of such functionality is materially improved, then there should be a [**] for the IMH Facilities Book of Business. The Parties shall mutually agree as to what level of efficiency needs to be achieved [**] and make such determination no later than [**].

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-B-1-9

During each Review of Performance and Measurement, as provided in Section 3 above, the Parties will discuss in good faith as to whether the efficiency has been achieved and if so, will [**].
5.    IMH Provider Book of Business.

5.1
Home Health Business. R1 and IMH acknowledge and agree that post-acute care operations, including home health, skilled nursing and hospice care, (collectively “IMH Home Health”) are a distinct business unit within the IMH Providers Book of Business. Accordingly, the Parties will work together in good faith during [**], to establish IMH Home Health as a separate Book of Business with a separate Incentive Fee from the IMH Providers Book of Business and the IMH Providers Incentive Fee. If the Parties are not able to agree to the Metrics, Weighting, and Upper and Lower Bounds for a separate IMH Home Health Book of Business by [**], then either Party may submit the matter for resolution by the Joint Review Board. Any determination by the Parties to separate IMH Home Health into a separate Book of Business that occurs prior to the last day of [**] or any later Contract Year shall be effective as of such Contract Year. If the Parties have not reached agreement by the end of the [**], then the separation of IMH Home Health into a separate Book of Business shall be effective in the Contract Year after the Contract Year in which the Parties mutually agreed to separate Metrics, Weighting and Upper and Lower Bounds for an IMH Home Health Book of Business.

6.    Windfall Situations
6.1    In the event that IMH’s IT Environment experiences any outage or other support issue that materially affects the Actual Result or Balanced Score for any Metric (“IMH Support Issue”), the Parties shall promptly work to resolve the IMH Support Issue. Until such time that the IMH Support Issue is resolved or a reasonable work around is implemented that eliminates the practical adverse effect of the IMH Support Issue on IMH and R1, the impacted Actual Result or Balanced Score for any such Metric will be calculated as if the IMH Support Issue did not occur, and IMH will pay Incentive Fees to R1 according to the revised calculations if payment is due based on the revised score.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-B-1-10

Exhibit 11.1-B-1
Lower Bound Reset Calculation
Definitions:

•	“Metric Reset Percentage” means, for any Metric, the percentage set forth in the table below for such Metric.

No.	Metric	Reset Percentage
1	[**]	[**]
2	[**]	[**]
3	[**]	[**]
4	[**]	[**]
5	[**]	[**]

Reset Methodology:
The Lower Bound for each Metric shall be adjusted [**], starting with the Lower Bound in effect for [**], as follows:

1.	If the Metric’s Capped Score for [**] is equal to [**], then the Lower Bound shall not be adjusted.

2.
If the Metric’s Capped Score for [**] is equal to [**], then the Parties will discuss whether to adjust the Lower Bound and the Upper Bound, in accordance with Section 3.1 of Exhibit 11.1-B. The Parties intend that any adjustment of the Lower Bound of the Metric will be accompanied by an adjustment to the Upper Bound for the same Metric.

3.	In the event that the Metric’s Capped Score for [**] is equal to [**], then the Lower Bound for any such Metric shall be adjusted using [**] as the adjustment basis year [**].
The Lower Bound shall be adjusted so that it is equal to the quotient of:

a.	the sum of:

i.	the Actual Result for such Metric in [**], plus

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-B-1-11

ii.	the product of (x) the Metric Reset Percentage for such Metric, multiplied by (y) the Upper Bound for such Metric in [**], less

iii.	the product of: (x) the Upper Bound for such Metric in [**], multiplied by (y) the Balanced Score for such Metric in [**], divided by

b.	the sum of: (i) one, plus (ii) the Metric Reset Percentage for such Metric, less (iii) the Balanced Score for such Metric in [**].

4.	In the event that: (A) the Metric’s Capped Score for [**], then the Lower Bound for any such Metric shall be adjusted using [**] as the adjustment basis year [**].
The Lower Bound shall be adjusted so that it is equal to the quotient of:

a.	the sum of:

i.	the Actual Result for such Metric in the [**] Year, plus

ii.	the product of (x) the Metric Reset Percentage for such Metric, multiplied by (y) the Upper Bound for such Metric for the [**] Year, less

iii.	the product of: (x) the Upper Bound for such Metric for the [**] Year, multiplied by (y) the Balanced Score for such Metric in the [**] Year, divided by

b.	the sum of: (i) one, plus (ii) the Metric Reset Percentage for such Metric, less (iii) the Balanced Score for such Metric in the [**] Year.

5.	Any such adjustments to the Lower Bound of any Metric shall be applied in the first quarter of the Contract Year and will take effect prospectively.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-B-1-12

Execution Copy

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 11.1-C

PAYMENT TERMS

Exhibit 11.1-C
Payment Terms
1.    Base Fees.

1.1
Base Fee Invoicing. The Base Fee will be invoiced [**] and paid [**]. R1 shall provide IMH with a properly stated invoice for the Base Fee [**] days before the [**] in which the Services applicable to IMH are to be provided. The [**]payment of the applicable portion of the properly stated invoice for Base Fee will be due on the [**] day of the applicable [**] and shall be made by wire transfer, or other mutually acceptable means.

The properly stated Base Fee invoice shall [**] any earned Service Level Credits as described in Exhibit 3.6.
2.    Incentive Fees for Services.

2.1
Incentive Fee Invoicing. Invoicing for Incentive Fees will be performed in the manner set forth in Exhibit 11.1-B. Payment for such properly stated invoices shall be made by wire transfer, or other mutually acceptable means, within [**] days after receipt of such invoice.

3.    Miscellaneous.

3.1	Any disputes involving Base Fees or Incentive Fees shall be addressed in the manner set forth in Section 11 of the Services Agreement.

3.2
All other charges, fees, reimbursements, and other amounts due or owing pursuant to this Agreement shall be paid by IMH by wire transfer or other mutually acceptable means, within [**] days after receipt of R1’s properly stated invoice with respect thereto.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
11.1-C-1

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 13.2

OUTSOURCING TO OFF-SHORE RESOURCES

[**] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Exhibit 13.2
Outsourcing to Off-Shore Resources
In accordance with Section 13.2 of the Services Agreement, R1 may provide the following Services from its shared services centers located in India:

•	[**];

•	[**];

•	[**];

•	[**];

•	[**];

•	[**];

•	[**];

•	[**];

•	[**];

•	[**];

•	[**].
Approved shared services centers locations/facilities:

•	Noida Shared Services Center: Building 3 and Building 9 Situated at IT/ITeS Sez, Sector 135 Noida, India

•	Gurgeon Shared Services Center: Building 2, Tower A Situated at IT/ITeS Sez, Sector 21, Dundahera, Gurgaon, Haryana, India

•	Hyderabad Shared Services Center: NSL SEZ Arena, Survey No-1, Plot No. 6, Ramanthapur Road, Uppal, Gaddi, annaram, Hyderabad, Telangana 500039, India

•	Tikri Shared Services Center: Candor Gurgaon One Reality Projects Private Limited IT/ITES, SEZ 2nd, 3rd and 4th floor, Building No. 1 Village Tikri, Sector 48, Gurugram 122001

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 13.2-1

Exhibit 13.2-1
Outsourcing to Off-Shore Resources [**]
In the event that R1 decides to shift the delivery of an approved Service to one of the shared service centers located in India or any other approved shared service center located outside of the continental United States, R1 will [**].
In harmony with the transition to the off-shore shared service center, R1 will update the Transition Work Plan (Exhibit 4.1) to include detailed milestones, tasks, and timelines for the related Service that will be moving to the off-shore service center. The transition of the related Service will be done in harmony with all provisions in Section IV of the Services Agreement.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 13.2-1-1

Execution Copy

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 14.1

THIRD PARTY AGREEMENTS

Exhibit 14.1
Third Party Agreements
The table below will list all of the Third Party Agreements to be managed by or assigned to R1 RCM. This form may be modified to include additional information about the Third Party Agreements, as necessary.

Vendor	Service Type	Termination Date	Scope/ Standard and Financial/Operational Responsibility (To Be Determined by the Parties)

Exhibit 14.1-1

Execution Copy

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 16.1

RECOVERY ENVIRONMENT AND CONTINUITY OF BUSINESS REQUIREMENTS

Exhibit 16.1
Recovery Environment and Continuity of Business Requirements
Intermountain Healthcare desires to have uninterrupted access to the R1 Access technology in the event R1 enters bankruptcy protection and is no longer operating its business as a going concern, or otherwise abruptly ceases to operate its business, as specified in Section 16 of the Services Agreement. To provide that access, R1 will:

•
Implement a sufficiently dedicated production environment for IMH that complies with the Malware and Security Agreement and provides segmentation of the IMH specific components to facilitate the creation of an independent, recoverable backup of the IMH production environment.

•	Execute scheduled, dedicated backups specifically for IMH’s production environment.

•
Contract with a 3rd party offsite backup storage vendor to hold the IMH production environment backup and make the backup available to IMH directly if and when a triggering event occurs (i.e., R1 enters bankruptcy protection and is no longer operating its business as a going concern, or otherwise abruptly ceases to operate its business).

•	[**] test the ability to restore individual servers from these backups.

•	At IMH’s discretion, execute [**] Q1 joint test of the Recovery environment.
R1 will provide the following dedicated production environment to support IMH (see definitions below for server type descriptions):

•	Separate directories will be used to receive IMH data on the [**] server.

•	Databases on separate logical portions of the storage area network (SAN) will be dedicated to IMH for use in the [**] servers.

•
[**] servers will support user and partner interaction with each request logically separated from all other requests passing through the server. These requests will not be stored on the server and will not survive a reboot.

The scheduled backups of the dedicated production environment will be executed in the following cycle:

•
Execute [**] system level backups for the [**] servers providing service to IMH. These backups will (a) capture the configuration of each server and the services running on it and (b) allow a server to be restored to an empty “bare metal” server.

•
Execute [**] database server backups for the TRAN and CARE servers providing service to IMH. These backups will capture (a) the configuration of the server and the services running on it, (b) the database including its configuration and stored procedures stored in it, and (c) the data in the database.

•	Execute [**] backups of the databases on the [**] servers providing service to IMH. These backups will capture the current data in the database on the server.
The IMH backups will be written on dedicated sets of encrypted backup and, as noted above, [**]:

•	[**]

•	[**]

•	R1 will notify IMH when changes are made in the technology used to back up the dedicated production environment.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 16.1-1

Independent of the joint [**] test, R1 will [**] restore each of the server types from encrypted backup to demonstrate that the above process is reliable in providing the ability to restore from the backups. [**]. R1 will include this testing as part of its first fiscal quarter data center review process and will make the results of this testing available to IMH.
IMH and R1 will jointly document the procedures required to restore the Recovery Environment onto IMH’s owned or controlled hardware (i.e., at a non-R1 location). IMH and R1 will review the recovery procedures [**] and, at IMH’s discretion, execute a joint test in the [**] of each [**] with the following parameters:

•	The test will consist of a pre-defined set of scripts created to validate key components of the application.

•	The test will simulate interactions with third party providers rather than create live connections. Detailed instructions will be created to implement live connections when required.

•	The test duration will be limited to [**] days.

•	IMH will maintain physical control over any back up media.

•	IMH will maintain access logs to the physical space, as well as to the information.

•
After the restoration is completed, IMH will dispose of or destroy the information and data in a secure manner consistent with the data destruction requirements in the Malware and Security Agreement between the Parties.

•
IMH agrees to be responsible for the protection and security of R1’s proprietary information and intellectual property, and as such, will indemnify R1, without limitation, from and against any claims, losses, damages and costs that result from any inappropriate disclosure, loss or misappropriation of the data and materials that are provided to IMH in connection with any periodic restoration that occurs in any non-R1 location. In addition, IMH will be responsible for the incremental costs associated with performing the restoration at any such non-R1 location.

Definitions:

•	[**]

•	[**]

•	[**]

•	[**]

•	[**]

•	[**]

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 16.1-2

Execution Copy

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 17.4

ACCESS AND CONFIDENTIALITY AGREEMENT

Exhibit 17.4
Access and Confidentiality Agreement
INTERMOUNTAIN HEALTHCARE
ACCESS AND CONFIDENTIALITY AGREEMENT
Section 1. – Purpose and Definition

1.1
Purpose of this Agreement. Federal and state laws, as well as Intermountain’s policies, protect Confidential Information, assure that it remains confidential, and permit it to be used for appropriate purposes. Those laws and policies assure that Confidential Information, which is sensitive and valuable, remains confidential. They also permit you to use Confidential Information only as necessary to accomplish legitimate and approved purposes. You need access to Confidential Information because you have one of the following roles:

A.	An Intermountain Workforce member, which includes volunteers (a ‘Workforce Member”): or

B.	An Intermountain-affiliated Provider, an Intermountain-credentialed Provider, or a Provider’s employee (a “Provider”) ;or

C.	A vendor or agent of IHC Health Services, Inc., or a Vendor’s or Agent’s employee or subcontractor (a “Vendor’’ or “Agent”).

1.2
Definition. “Confidential Information” means data proprietary to Intermountain, other companies, or other persons, plus any other information that is private and sensitive and which Intermountain has a duty to protect. You may learn or access Confidential Information through oral communications, paper documents, computer systems, or through your activities at or with Intermountain. Examples of Confidential Information include the following information that is maintained by, or obtained from, Intermountain:

A.	An individual’s demographic, employment, or health information;

B.	Peer-review information;

C.
Intermountain’s business information, (e.g., financial and statistical records, strategic plans, internal reports, memos, contracts, peer review information, communications, proprietary computer programs, source code, proprietary technology, etc.); and

D.	Intermountain’s or a Third-party’s information (e.g., computer programs, client and vendor proprietary information, source code, proprietary technology, etc.).
Section 2. - Your Duties Under This Agreement

2.1	Compliance. To qualify to access or use Confidential Information, you will comply with the laws and Intermountain policies governing Confidential Information.

Exhibit 17.4-1

2.2	Principal Duties. Your principal duties regarding Confidential Information include, but are not limited to, the following:

A.	Safeguard the privacy and security of Confidential Information;

B.	Use Confidential Information only as needed to perform your legitimate and Intermountain-approved responsibilities. This means, among other things, that you will not:

(1)	Access Confidential Information for which you have no legitimate need to know;

(2)
Divulge, copy, release, sell, loan, revise, alter, or destroy any Confidential Information except as properly authorized within the scope of your legitimate and Intermountain-approved responsibilities; or

(3)	Misuse Confidential Information;

C.	Safeguard, and not disclose, your access code or any other authorization that allows you to access Confidential Information. This means, among other things, that you will:

(1)	Accept responsibility for all activities undertaken using your access code and other authorization; and

(2)
Report any suspicion or knowledge that you have that your access code, authorization, or any Confidential Information has been misused or disclosed without Intermountain’s permission(Report this suspicion or knowledge to the Intermountain Compliance Hotline at 1-800-442-4845, or, if you are a member of Intermountain’s Workforce, to your supervisor or facility compliance coordinator.);

D.
Not remove Confidential Information from an Intermountain facility unless necessary for your legitimate and Intermountain-approved responsibilities (If removal of Confidential Information from an Intermountain facility is necessary, you will use reasonable and appropriate physical and technical safeguards-such as encrypting electronic Confidential Information.);

E.
Report activities by any Individual or entity that you suspect may compromise the confidentiality of Confidential Information (To the extent permitted by law, Intermountain will hold in confidence reports that are made in good faith about suspect activities, as well as the names of the individuals reporting the activities.):

F.
Not use or share Confidential Information after termination of your role triggering the requirement to sign this Agreement (For example, if you are a Workforce Member, when you leave Intermountain’s employment; if you are a Provider, when you lose your privileges at an Intermountain facility or your privileges to access Confidential

Exhibit 17.4-2

Information; and if you are a Vendor or Agent, when you finish your assignment or project with Intermountain or when your company stops doing business with Intermountain, whichever is first.); and

G.	Claim no right or ownership interest in any Confidential Information referred to in this Agreement.
Section 3. Section 3.0 - Violation of Duty - Change of Status

3.1	Responsibility. You are responsible for your noncompliance with this Agreement.

3.2	Discipline. If you violate any provision of this Agreement, you will be subject to discipline, including but not limited to, the following:

A.
If you are a Workforce Member, to dismissal as a member of Intermountain’s Workforce, loss of employment with Intermountain, termination of your ability to access Confidential Information, and legal liability;

B.	If you are a Provider, a Vendor, or an Agent, to discipline, including revocation of your ability to access or use Confidential Information, and legal liability.

3.3
Relief. Any violation by you of any provision of this Agreement will cause irreparable injury to Intermountain that would not be adequately compensable in monetary damages alone or through other legal remedies, and will entitle Intermountain to the following:

A.
If you are a Workforce Member, or an Vendor or Agent, to preliminary and permanent injunctive relief, a temporary restraining order, and other equitable relief in addition to damages and other legal remedies; or

B.	If you are a Provider, to a court order prohibiting your use of Confidential Information except as permitted by this Agreement, and Intermountain may also seek other remedies: and

3.4
Authority. Intermountain may terminate your access to Confidential Information if your status as a Workforce Member, Provider, Vendor, or Agent changes, if Intermountain determines that to be in the best interests of Intermountain’s mission, or if you violate any provision of this Agreement.

Section 4. - Continuing Obligations. Your obligations under this Agreement continue after termination of your status as a Workforce Member, Provider, Vendor, or Agent.

Printed Name:

Signature:                         Date:

Exhibit 17.4-3

Execution Copy

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 18.8

ADDITIONAL COMPLIANCE OBLIGATIONS

Exhibit 18.8
Additional Compliance Obligations

1.
Selection of Legal Counsel. For avoidance of doubt, the selection of legal counsel, whether internal or external, to represent a Party in connection with the Services shall be made by such Party in its sole discretion.

2.	IMH Compliance Policies and Procedures. Subject to Section 18.7(b) of this Agreement, R1 and R1 Contractors shall comply with IMH policies and procedures relating to revenue cycle operations.

3.
Compliance Training Materials. Without limiting Section 18.9 of the Services Agreement, the R1 Compliance Officer shall keep the IMH Compliance Officer informed of all material changes to R1 compliance training materials which are used to train R1 or IMH personnel in relation to Services provided under the Agreement.

4.
Communications. The Parties agree that their respective communications departments will need to be coordinated and work in concert in order to provide for the efficient delivery of the Services. Accordingly, each Party shall direct their respective communications’ departments and personnel to keep their counterparts at the other Party informed of and work collaboratively on all material form communications to patients, payers or regulators related to the Services.

5.
Authority of Intermountain Healthcare. Nothing in this Agreement shall be interpreted to restrict the rights or responsibilities of the governing body, medical staff, or the appointed administrator(s) of any IMH Facility or IMH Provider to exercise any authority or conduct any oversight required by Medicare conditions of participation, conditions of coverage, or other applicable laws or regulations.

6.	IMH Budgets, Expenditures and Property. IMH retains final approval authority and control over IMH’s annual budgets, capital expenditures, or disposition of IMH property.

7.
IMH 501(c)(3) Obligations. The Parties expressly acknowledge that in furtherance of its charitable mission IMH has implemented charity care, billing and collection policies, procedures and guidelines (the “IMH Charity Care and Financial Assistance Policies”). Such policies may apply to both insured and uninsured patients and may require discounts to be given to both patients in financial need and those who are not. R1 agrees to abide by the IMH Charity Care and Financial Assistance Policies or any amendment, replacements or additions thereto. The Parties further agree that IMH will promptly notify R1 of any such amendments, replacements or additions to said policies. The Parties additionally agree that there will be no targeting of uninsured patients in the course of implementing charge master and pricing initiatives. The Parties acknowledge that IMH is exempt from federal tax under Section 501(c)(3) of the Internal Revenue Code and that notwithstanding any other provision of this Services Agreement, IMH shall not be required to take any action or perform in a manner which jeopardizes its tax-exempt status, including IMH’s compliance with IRS

Exhibit 18.8-1

Section 501(r). R1 may raise any issues or proposed changes with the IMH Charity Care and Financial Assistance Policies to IMH via the Operations Oversight Council for IMH’s consideration in good faith, but the final determination regarding any such policies and procedures shall be made by IMH in its discretion.

Exhibit 18.8-2

Execution Copy

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 18.9

ELEMENTS FOR [**] COMPLIANCE REPORT

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 18.9
Elements for [**] Compliance Report
A.    Purpose
Pursuant to Section 18.9(b) of the Amended and Restated Services Agreement (“Agreement”), R1’s Compliance Officer (Executive Vice President, Compliance & Risk) will provide information regarding R1’s Compliance Program that relates to the Services or R1’s obligations under the Agreement, as requested by Intermountain’s Vice President, Business and Ethical Conduct (“VP-BEC”), regarding the scope and effectiveness of R1’s Compliance Program. R1 shall deliver this information within [**] days after each [**] of the Effective Date (or as otherwise agreed to by the Parties) and will include an [**] compliance report to the VP-BEC as further set forth below in section B.
B.    R1 Representations
R1’s Compliance Officer will provide information about R1’s Compliance Program, including the following representations:

•	Each of the activities described below have been initiated and/or completed for the applicable time period.

•	R1 maintains evidence to support the accomplishment of the activities included within this attestation.

•	Significant compliance matters have been disclosed to the VP-BEC and/or his/her designee.
The [**] Compliance Report Attestation shall include the following information and supporting detail:

1.	High Level Oversight

1.1	Dedicated Compliance Officer

1.2	R1’s Compliance Officer will report to R1’s Board of Directors and/or any designated R1 committees or designees responsible for oversight of the Compliance Program, no less than [**] times [**].

2.	Risk Assessment

2.1	[**] risk assessment

2.2	Compliance work plan

3.	Policies and Procedures
R1, through development by, oversight of, and/or monitoring led by its Compliance & Risk Department, has established and maintained policies and procedures in the following areas:

3.1	General Compliance Policy

3.2	Standards of Conduct

3.3	Criminal background testing

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 18.9-1

3.4	Excluded individuals/entities testing

3.5	Disciplinary sanctions for compliance violations

3.6	Reporting compliance issues

3.7	Investigation response

3.8	Conflicts of Interest

3.9	Coding and Billing procedures/guidelines

3.10	HIPAA/Privacy

3.11	HIPAA Security

4.	Training and Education
Under leadership by and management of R1’s Compliance & Risk Department, the company has established and maintained the following processes for compliance training and education:

4.1	[**] compliance training for all workforce members (employees, contractors)

4.2	Compliance onboarding training for all new workforce members

4.3	Written attestation of [**] review of Code of Conduct, Whistleblower & Anti-Retaliation Policy

4.4	Focused compliance training for coding, billing and registration/admissions workforce members

4.5	Periodic compliance updates to all employees (e.g., online R1 Forum articles, e-mail communications)

5.	Open Lines of Communication

5.1	Anonymous compliance hotline

5.2	Compliance log/tracker of issues

5.3	Prompt response to compliance reports

6.	Auditing and Monitoring

6.1	Third-party coding and billing audits

6.2	Internal audits based on risks identified in compliance/compliance audit work plans

7.	Response to Detected Deficiencies

7.1	Action plan development and completion

7.2	Timely response to action plans

8.	Enforcement of Disciplinary Standards

8.1	Consistent discipline in response to violations of compliance policies

8.2	[**] review of excluded provider associates and contractors

8.3	Prompt response/corrective action in response to excluded provider testing

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 18.9-2

Execution Copy

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 19.2

[**] REPORTS AND DATA SETS

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Confidential Draft for Discussion Purposes Only

Exhibit 19.2
[**] Reports and Data Sets
1.    Definitions

•	“Revenue Integrity Collected Accounts” has the meaning given in Section 3.6(a) of this Exhibit 19.2.

2.
General. In accordance with Section 19.2 of the Services Agreement, R1 shall provide the following Reports and Data Sets on a [**] basis by no later than [**] days following the end of each [**], unless another deadline is explicitly specified within this Exhibit 19.2; provided that if problems with IMH’s IT Environment cause any delay in creating or providing Reports and Data Sets, then R1 will not be responsible for the delay in timely delivery of Reports and Data Sets but R1 must work in good faith with IMH and any applicable third party vendors or licensors to resolve those problems and overcome the delay.

3.	Dependent Standard Report Set

3.1	Summary.

(a)
Key Performance Indicators (“KPIs”) – R1 will provide all of the standard core operating metrics included in R1’s analytics platform on a [**] basis, as well as upon request. The standard core operating metrics will be provided for individual IMH Facilities and IMH Providers as well as at a consolidated levels for IMH Facilities, IMH Providers, and IMH. IMH shall also have the right to request other key performance indicators not included in R1’s standard core operating metrics, and R1 will provide reasonable efforts to fulfill such request. Should R1 determine in good faith that such performance data cannot reasonably be provided or validated, or would be overly burdensome to provide or validate, the request will be referred to the Executive Council. The Executive Council will discuss possible approaches to providing the data, and determine whether and from where it will be obtained.

(b)	Any documentation required to support and comply with “Exhibit 3.6 – Service Levels” of the Services Agreement.

(c)	Any documentation or KPIs required to support and comply with Exhibit 11.1-A – Base Fee for Services” and “Exhibit 11.1-B – Incentive Fees” of the Services Agreement.

3.2	Registration.

(a)	[**] for each step of the registration process as currently agreed upon and calculated by the Parties.

3.3.	Self- pay and Uncompensated Care.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 19.2-1

Confidential Draft for Discussion Purposes Only

(a)
Patient Totals – This report will provide metrics for all patients, broken out by patient type, who present as uninsured or self-pay during the period being measured. The metrics will be [**] during the period.

(b)	Pending Conversion [**] – This report will detail the period end [**] who, as a result of the screening processes have been identified as potentially able to be converted to a paying solution.

3.4	Patient Accounts Receivable - The total dollar amount of open accounts receivable from patients at the reporting date.

3.5	Payor Accounts Receivable.

(a)
The total dollar amount of open accounts receivable from third party payors at the reporting date. The total dollar amount will be stratified by payor. The Payor Accounts Receivable report will also provide the aggregate amount of [**] at the reporting date.

(b)	Accounts Receivable [**]. This report will display the amount of patient accounts receivable at period end expressed in terms of [**], for self-pay as well as each third party payer.

(c)
[**] by Payor – This report will display the dollar amount of [**] by each third party payor at period end. To the extent reasonably available in IMH workflow and reporting tools, a breakdown of dollar amounts by hold reason and aging will also be included.

(d)
[**] Summary – This report will display by each third party payor the net dollar amount [**], and the net dollar amount of [**] during the prior rolling [**] months, as well as for all active accounts receivables.

3.6	Revenue Integrity Reports. On a [**] basis, Rl will deliver to IMH the following reports with respect to the Revenue Integrity Services:

(a)	a scorecard containing details on: [**]; and (iv) ideas for future projects.

(b)	a summary report of past, present and expected future projects and the status of such projects; and

(c)	a list of open issues, if any, or other items requiring discussion between the Parties.

3.7
Other Reports. The Parties understand that the reports listed above are not all inclusive and R1 agrees to use reasonable efforts to provide to IMH such other reports as IMH reasonably requests. If R1 determines in good faith that any such additional reports cannot be provided or validated using reasonable efforts, then R1 may refer such request to the Operations Oversight Council to propose possible alternatives for producing the data

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 19.2-2

Confidential Draft for Discussion Purposes Only

requested by IMH. The Operations Oversight Council also will provide guidance to R1 on where to obtain the data for any new reports.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.
Exhibit 19.2-3

Execution Copy

AMENDED AND RESTATED SERVICES AGREEMENT

between

IHC Health Services, Inc.

and

R1 RCM Inc.

EXHIBIT 23.8

DISENGAGEMENT SERVICES

Confidential Draft for Discussion Purposes Only

Exhibit 23.8
Disengagement Services
1.    Definitions.

•	“Continued Services” means the portion of the Services under this Services Agreement that IMH requests to have continued during the Disengagement Period.

•	“Disengagement Period” has the meaning set forth in Section 2.1(a).

•	“Disengagement Plan” has the meaning set forth in Section 2.2(a).

•
“Disengagement Services” has the meaning set forth in Exhibit 1.1; for the avoidance of doubt, Disengagement Services exclude the Continued Services, but include any other services or assistance under this Exhibit.

•	“Equipment” has the meaning set forth in Section 2.2(e).
2.    Disengagement Services

2.1
Availability. As part of the Services and subject to payment of fees substantively similar to the Charges, including as set forth in Sections 2.2(b) and 2.3 below or pursuant to any applicable Exhibit or Work Order, R1 shall provide to IMH and its designee(s) the Continued Services described in Section 2.2 below and any Disengagement Services requested by IMH pursuant to the terms of this Exhibit.

(a)
Period of Provision. R1 shall provide Continued Services and Disengagement Services to IMH, commencing upon the effective date of a request for Continued Services and Disengagement Services, and, at IMH’s request, continuing for up to twelve (12) months following the effective date of the termination of the Services, or, if applicable, the expiration or termination of the Term of the Services Agreement (the “Disengagement Period”). Portions of the Continued Services could cease at different times during the Disengagement Period if and as requested by IMH.

(b)
Firm Commitment. R1 shall provide any Continued Services and Disengagement Services regardless of the reason for termination of the Services or expiration or termination of the Services Agreement; provided, that if this Services Agreement is terminated by R1 under Section 23.3(a) of the Services Agreement for failure to pay undisputed amounts, R1 may require payment in advance at the beginning of each month for Disengagement Services to be provided or performed under this Exhibit 23.8. Such advance payments shall be based on a reasonable estimate provided by R1 at least [**] days in advance of such month with any additional Charges or credits to be reflected on the next invoice. In addition, if this Agreement is terminated by R1 under Section 23.3(a) for breach of R1’s Confidential Information or misuse of R1 Intellectual Property, then R1 may require that IMH provide reasonable assurance

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 23.8-1

Confidential Draft for Discussion Purposes Only

of protection of R1’s Confidential Information or R1 Intellectual Property as applicable.

(c)
Performance. All Continued Services and Disengagement Services shall be provided subject to and in accordance with the terms and conditions of this Agreement. Without limiting the foregoing, R1 shall perform the Continued Services with the same degree of accuracy, quality, and timeliness as it provided with respect to the same or similar Services during the Term, including compliance with the Service Levels and subject to Exhibit 3.6 and Service Level Credits (if applicable). R1 personnel reasonably considered by IMH and R1 to be critical to the performance of the Continued Services and Disengagement Services shall be listed in the applicable Disengagement Plan and retained on the IMH account, unless reassignment is necessary for the retention of the employee by R1, as reasonably determined by R1 with notice to IMH (but reassignment will not excuse performance of the Continued Services or Disengagement Services as contemplated by this Exhibit). Subject to the foregoing, assignment of personnel shall be consistent with the periods set forth in the Disengagement Plan.

2.2
Scope of Continued Services and Disengagement Services. At IMH’s request, the Continued Services and Disengagement Services provided by R1 shall include the services, functions and responsibilities described below (in addition to any Disengagement Services described in the Disengagement Plan or in any particular Work Order under the Services Agreement).

(a)
General Support. To the extent requested by IMH, R1 shall (i) use commercially reasonable efforts to assist IMH in developing a written disengagement plan (“Disengagement Plan”) to effect the disengagement, (ii) perform programming and consulting services to assist in implementing the Disengagement Plan, (iii) train personnel designated by IMH in the use of any business processes, work instructions and work procedures, any Equipment, materials or tools, and, subject to Section 2.2(g), third party software or systems used in connection with the performance of the Continued Services, (iv)  assist in the execution of a parallel operation, data migration and testing process until the successful completion of the transition or the end of the Disengagement Period, whichever is sooner, (v) create and provide copies of the Intermountain RCO Data stored or controlled by R1 in the format and on the media reasonably requested by IMH, (vi) provide a complete and up-to-date, electronic copy of R1’s SOPs for revenue cycle operations for the IMH Facilities and the IMH Providers and applicable business processes, work instructions and work procedures, subject to protection of R1’s Intellectual Property, including trade secrets and business processes, consistent with the Services Agreement (e.g., Section IX and XV), and (vii) provide other technical assistance requested by IMH that is reasonably related to the disengagement with respect to the Continued Services and transition to a substitute solution.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 23.8-2

Confidential Draft for Discussion Purposes Only

(b)
Continuation of the Continued Services. At and to the extent requested by IMH, R1 shall continue providing to IMH the Continued Services after their anticipated termination or the date of expiration or termination of the Services Agreement. R1 shall provide any such Continued Services subject to and in accordance with the terms and conditions of this Services Agreement and IMH shall pay R1 the Charges specified in the Services Agreement that IMH would have been obligated to pay R1 for such Continued Services if the Agreement had not yet expired or been terminated or had the Continued Services not been terminated. To the extent IMH requests a portion of the Services included in a particular Charge, the amount to be paid by IMH will be equitably reduced to reflect the portion of the Continued Services included in such Charge that R1 will not be providing or performing.

(c)
Hiring. IMH shall be permitted to solicit during the provision of the Continued Services, but not hire, R1 employees assigned to the performance of Continued Services or Disengagement Services, during the Disengagement Period. At the conclusion of the Disengagement Period, R1 shall waive its rights, if any, under contracts with such personnel restricting the ability of such personnel to be recruited or hired by IMH (and IMH may solicit and hire them notwithstanding Section 24.4 of the Services Agreement). R1 shall provide IMH with reasonable assistance in its efforts to hire such R1 personnel, and shall give IMH reasonable access to such R1 personnel for interviews, evaluations and recruitment. IMH shall endeavor to conduct the above-described hiring activity in a manner that is not unnecessarily disruptive of the performance by R1 of its obligations under this Services Agreement.

(d)
Software. As provided in Section 15.3 of the Services Agreement and subject to payment of the Charges (or substantively similar fees) during the term of the Disengagement Services, R1 shall continue to provide and license to IMH the R1 Technology and the Software and Services License. The Software and Services License will terminate at the end of the Disengagement Period and IMH shall cease all use of the R1 Technology in accordance with Section 15.3 of the Services Agreement. Any license to the R1 Technology following the term of the Disengagement Services would be documented by the Parties in a separate agreement.

(e)
Equipment. Except as otherwise agreed by the Parties, IMH shall have the right (but not the obligation) to purchase at [**], or assume the lease for, any equipment located in the Utah Center of Excellence owned or leased by R1 that is used by R1 exclusively to perform the Continued Services (“Equipment”). In the case of R1-owned Equipment, at the time of such purchase, R1 will grant to IMH, a warranty of title and a warranty that such Equipment is free and clear of all liens and encumbrances.

(f)
IMH Facilities, Equipment and Software. To the extent that the Services requiring any IMH Facilities, equipment, materials and software are no longer being provided by R1, then R1 shall vacate the IMH Facilities and return to IMH, if not previously

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 23.8-3

Confidential Draft for Discussion Purposes Only

returned, any such IMH owned equipment (including IMH provided equipment), IMH leased equipment, IMH owned materials and IMH licensed software, in condition at least as good as the condition when made available to R1, ordinary wear and tear excepted.

(g)	Third Party Providers and In-Scope Agreements.

(i)
R1 will use commercially reasonable efforts to make available to IMH on reasonable terms and conditions third party services then being utilized by R1 in the performance of the Services under shared agreements (e.g., agreements that R1 uses for multiple clients).

(ii)
IMH may, in its sole discretion, assume any third party license and service agreements used by R1 to provide the Services that are dedicated exclusively to IMH (e.g., agreements that are only used for IMH Services).

(iii)
At IMH’s request, R1 shall reassign to IMH any In-Scope Agreement that has been assigned to R1 pursuant to, and in accordance with, this Agreement and is still in effect at the time of the expiration or other termination of this Agreement, to the extent legally permitted and commercially practicable. R1 will not be liable for any breach by IMH of an assigned In-Scope Agreement. Intermountain will not be liable for any breach by R1 of an assigned In-Scope Agreement. Each Party will indemnify the other Party against any claims or damages to the extent arising from breach of an assigned In-Scope Agreement caused by the assigning Party.

(iv)
It is understood and agreed that, in all events, IMH retains the right to contract directly with any service provider, contractor or third party with which IMH was contracted prior to the Effective Date.

2.3
Rates and Charges. Except as provided in Section 2.2(b) above, to the extent the Continued Services and Disengagement Services requested by IMH can be provided by R1 using personnel and resources already assigned to perform Services for IMH and where R1 is being compensated for such personnel or resource through payment of the Charges specified in the Services Agreement, there will be [**] to IMH for such Continued Services or Disengagement Services provided by such personnel or resource. If material Disengagement Services requested by IMH cannot be provided by R1 using [**] without adversely affecting R1’s ability to meet its performance obligations under this Services Agreement, then IMH, in its sole discretion, may forego or delay any work activities or temporarily or permanently adjust the work to be performed by R1, the schedules associated with such work or the Service Levels to permit the performance of such Disengagement Services using such personnel. To the extent IMH authorizes R1 to use additional R1 personnel to perform material Disengagement Services requested by IMH, IMH shall pay R1 the rates and charges specified in the Services Agreement, including any applicable Exhibit or Work Order, or, if no such rates and charges are specified in the Agreement, the Parties will come to agreement

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 23.8-4

Confidential Draft for Discussion Purposes Only

on reasonable rates to be charged prior to R1 allocating additional resources or personnel to the IMH account.

2.4
Intent. The intent of this Exhibit, the Continued Services and Disengagement Services is to ensure a successful transition from the Services to a substitute solution for IMH and its revenue cycle operations. Accordingly, if any additional services, information or assistance from R1 is reasonably requested by IMH, then R1 will provide the services, information and assistance to IMH as additional Disengagement Services, and they will be subject to any additional payment obligations under this Exhibit for Disengagement Services. At IMH’s reasonable request, the Parties will amend the Disengagement Plan to better reflect the intent expressed above. The Disengagement Period may be extended by mutual agreement of the Parties.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 23.8-5